As filed with the Securities and Exchange Commission on July 3, 2001
                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                    TRANSCOMMUNITY BANKSHARES INCORPORATED
                    --------------------------------------
                (Name of Small Business Issuer in Its Charter)

            Virginia                                           6711                                           54-2032355
            ---------                                          ----                                           ----------
(State or Other Jurisdiction of                    (Primary Standard Industrial                    (IRS Employer Identification No.)
 Incorporation or Organization                         Classification Code)

        2320 Anderson Highway, Powhatan, Virginia 23139 (804) 598-6839
         (Address and Telephone Number of Principal Executive Office)

                2320 Anderson Highway, Powhatan, Virginia 23139
(Address of Principal Place of Business or Intended Principal Place of Business)


                                                        Copy to:
                                                        --------
           William C. Wiley                   F. Claiborne Johnston, Jr., Esq.
        Chairman of the Board              Troutman Sanders Mays & Valentine LLP
     and Chief Executive Officer                  1111 East Main Street
TransCommunity Bankshares Incorporated           Bank of America Center
        2320 Anderson Highway                   Richmond, Virginia 23219
       Powhatan, Virginia 23139                Telephone: (804) 697-1200
      Telephone: (804) 598-6839                Telecopier: (804) 697-1339
    -----------------------------            ------------------------------
 (Name, Address and Telephone Number
        of Agent for Service)

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                       CALCULATION OF REGISTRATION FEES

        Title of                 Dollar             Proposed Maximum       Proposed Maximum
       Each Class                Amount              Offering Price            Aggregate              Amount of
     Securities To                To Be                Per Share            Offering Price          Registration
     Be Registered             Registered                                                                Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,          1,500,000 Shares             $10.00               $15,000,000             $3,750.00
    ($.01 par value)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 3, 2001

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                       1,500,000 SHARES OF COMMON STOCK

                    TRANSCOMMUNITY BANKSHARES INCORPORATED


          TransCommunity Bankshares Incorporated is offering to sell 1,500,000 shares of its common stock, $.01 par value, at an offering price of $10.00 per share. We intend to sell the shares through some of our directors and officers. There is no underwriter involved in the offering. This offering is only being made to residents of the State of Virginia.

          There is no established market for our common stock and a market is not expected to develop following the offering. The offering price does not necessarily reflect the price at which the common stock will trade following the offering. A portion of the offering proceeds will be held in escrow, pending receipt of final regulatory approvals, in order to capitalize one or both of the new banks we propose to organize in Goochland County and Louisa County, Virginia. We will use the remaining proceeds for general corporate purposes.

                                                           PROCEEDS TO
                                       UNDERWRITING      TRANSCOMMUNITY
                   OFFERING PRICE        DISCOUNT        BANKSHARES INC.
                   --------------       ----------       ---------------

Per Share......    $      10.00             $ 0          $       10.00
Total..........    $ 15,000,000(1)          $ 0          $  15,000,000(1)


---------------------------
     (1) Assumes the sale of all shares offered hereby and prior to the payment of anticipated offering expenses of $_____________.


                     -------------------------------------

         Investing in our common stock involves a certain amount of risk. See "Risk Factors" beginning on page 5.

                     -------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                     -------------------------------------

               The date of this prospectus is __________, 2001.

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
     Prospectus Summary..............................................   1
     The Offering....................................................   2
     Recent Developments.............................................   3
     Summary Pro Forma Consolidated Financial Data...................   4
     Forward-Looking Statements......................................   5
     Risk Factors....................................................   5
     Terms of the Offering...........................................   9
     Use of Proceeds.................................................  11
     Market for Common Stock.........................................  12
     Dividend Policy.................................................  12
     Pro Forma Dilution..............................................  13
     Historical and Pro Forma Capitalization.........................  15
     Selected Historical and Pro Forma Consolidated Financial Data...  16
     Discussion and Analysis of Financial Condition and Results of
        Operations of Bank of Powhatan for the Quarter Ended
        March 31, 2001...............................................  17
     Business........................................................  21
     Management......................................................  32
     Government Supervision and Regulation...........................  39
     Description of Capital Stock....................................  47
     Legal Opinion...................................................  51
     Experts.........................................................  51
     Available Information...........................................  51
     Index to Financial Statements................................... F-1

                          --------------------------

          As used throughout this prospectus, the terms "we" and "TransCommunity" refer to TransCommunity Bankshares Incorporated. The terms "Bank of Goochland" and "Bank of Louisa" refer, respectively, to Bank of Goochland, N.A. and Bank of Louisa, N.A., both of which are in the process of organization and which TransCommunity seeks to establish as new, wholly-owned subsidiary banks. "Bank of Powhatan" refers to Bank of Powhatan, N.A., which is [proposed to become] a wholly-owned subsidiary of TransCommunity and which has been open for business since March 2000.

                          --------------------------

            EXPLANATORY NOTE CONCERNING THIS PRELIMINARY PROSPECTUS

         This preliminary prospectus is drafted as if the currently proposed reorganization through which Bank of Powhatan, N.A. would become a wholly-owned subsidiary of the registrant, TransCommunity Bankshares Incorporated, had become effective. The offering contemplated by this prospectus will not be made in the form presented if that reorganization does not become effective. The final prospectus for the offering made hereby will be amended and completed to reflect the consummation of the reorganization. TransCommunity anticipates that the reorganization will become effective in August, 2001, subject to approval by the shareholders of the Bank of Powhatan and the receipt of all required regulatory approvals. TransCommunity has filed a separate registration with the Securities and Exchange Commission on Form S-4 related to the issuance of shares of common stock in the reorganization. Shares of TransCommunity will be issued to the shareholders of Bank of Powhatan in the reorganization on the basis of one share of common stock of TransCommunity for each outstanding share of common stock of Bank of Powhatan.

                              PROSPECTUS SUMMARY


     The summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements, before making an investment decision.

TransCommunity Bankshares Incorporated

     We are a bank holding company headquartered in Powhatan, Virginia and we are the holding company for Bank of Powhatan, N.A. The holding company was organized in March 2001. We acquired all the outstanding capital stock of the Bank of Powhatan in a statutory share exchange effective August __, 2001. Our executive offices are located at 2320 Anderson Highway, Powhatan, Virginia 23139, and our phone number is (804) 598-6839.

Bank of Powhatan, N.A.

     The Bank of Powhatan, N.A. is a national bank organized in 1999. It began general banking operations in March 2000. It provides services to business and individuals in the Powhatan County, Virginia area.

     With an emphasis on personal service, the bank offers a range of commercial and retail banking products and services including checking, savings and time deposits, individual retirement accounts, merchant bankcard processing, residential and commercial mortgages, home equity loans, consumer installment loans, investment loans, small business loans, commercial lines of credit and letters of credit.

The Proposed New Banks

     Through this offering we propose to raise capital to support the operations of TransCommunity and to organize and establish two new community based national banks. One bank will be located in Goochland County, Virginia, to be known as the Bank of Goochland, N.A., and one bank will be located in Louisa County, Virginia, to be known as the Bank of Louisa, N.A. Goochland County is located on the north side of the James River across the river from Powhatan County. Louisa County is contiguous to Goochland County along the northern boundary of Goochland County. The three counties comprise a large portion of the suburban and rural area west of the metropolitan Richmond, Virginia, area. It is envisioned that each new bank will pursue a community banking strategy by offering a range of banking products with an emphasis on personalized service and local decision-making authority.

     Our business strategy is for each bank to operate as an independent community bank, with a strong local identity, its own independent loan authority and governing boards that we believe can better oversee the provision of an array of financial products tailored to the needs of each bank's local market. The holding company structure will provide back office, product development, technological, financial and managerial support, the cost of which can be spread across the three banks creating greater cost efficiencies than could be achieved by a single bank. Our goal is to combine the personalized service and local decision-making authority of a community bank with the ability to provide to our customers, in a cost-effective manner, a full range of fee-generating services that can be provided by a multi-bank holding company structure.

                                 THE OFFERING

Common stock offered............................           1,500,000 shares

Common stock outstanding before this offering...           [714,186 shares]

Purchase price per share........................           $10.00 per share

Use of proceeds.................................           To capitalize and fund the operations
                                                           of TransCommunity and to capitalize
                                                           and fund the costs incurred in the
                                                           organization of the two proposed
                                                           banks.  See "Use of Proceeds."

Maximum individual subscription.................           75,000 shares

Minimum individual subscription.................           100 shares

Allocation of stock
     subscription proceeds......................           The proceeds from the sale of the
                                                           shares offered hereby will be
                                                           allocated and used by TransCommunity
                                                           in the following order of priority:

                                                           First:  The first $2 million received
                                                           will be used by TransCommunity for
                                                           general corporate purposes.


                                                           Second: The next $10 million received will
                                                           be held in escrow pending receipt of regulatory
                                                           approvals, in order to capitalize each of the
                                                           Bank of Goochland and the Bank of Louisa.

                                                           Third:  The remaining proceeds received, up to
                                                           $3 million, will be used by TransCommunity for
                                                           general corporate purposes.

Escrow accounts.................................           Subscription proceeds allocated to the Bank of
                                                           Goochland and the Bank of Louisa will be held
                                                           in escrow at Bank of Powhatan pending receipt
                                                           of final


                                                           regulatory approval to open the
                                                           new Banks.

Method of distribution..........................           The offering of shares made hereby is
                                                           not underwritten.  Offers and sales of
                                                           shares of common stock will be made on
                                                           our behalf primarily by our officers,
                                                           directors and employees, who will not
                                                           receive any commissions or other
                                                           remuneration in connection with these
                                                           activities.  The offering is only
                                                           being made to residents of the State
                                                           of Virginia.

Funding of stock subscriptions..................           Subscribers will be required to remit
                                                           100% of the aggregate purchase price
                                                           of the shares subscribed for at the
                                                           time a subscription is submitted.

                              RECENT DEVELOPMENTS

     On August __, 2001, TransCommunity became the sole owner of all the outstanding capital stock of Bank of Powhatan, N.A., a newly-organized national bank with its only banking office located in Powhatan County, Virginia. Bank of Powhatan opened for business in March 2000. The transaction through which TransCommunity became the owner of Bank of Powhatan involved a statutory share exchange of stock, on a share-for-share basis, with former shareholders of Bank of Powhatan. As a result, effective August __, 2001, the former shareholders of Bank of Powhatan became the owners of an equal number of shares of TransCommunity common stock. On the same date, TransCommunity issued to the organizing directors and officers of TransCommunity an additional [42,350] shares of common stock at a cash purchase price of $10.00 per share pursuant to stock subscriptions previously accepted from those individuals. The proceeds of the sale of these shares issued for cash have been or will be used to fund or to reimburse organizational expenses of TransCommunity and the proposed two new Banks.

     As a result of the transaction described above, TransCommunity has included in this prospectus the audited financial statements of Bank of Powhatan for the year ended December 31, 2000, and the unaudited financial statements of Bank of Powhatan for the quarter ended March 31, 2001, together with unaudited pro forma financial statements for TransCommunity as of and for the twelve months ended December 31, 2000, and the three months ended March 31, 2001.

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following summary pro forma consolidated financial data for the twelve months ended December 31, 2000, and the three months ended March 31, 2001, are derived from the pro forma consolidated financial statements and other data of TransCommunity contained elsewhere in this prospectus, and should be read in conjunction with the historical and pro forma consolidated financial statements of TransCommunity and the Bank of Powhatan, including the accompanying notes, included elsewhere herein.

                                                                             Pro Forma Consolidated
                                                                            TransCommunity Bankshares
                                                                  ---------------------------------------------------
                                                                                               For Three Months
                                                                     For Year Ended                 Ended
                                                                       December 31,               March 31,
                                                                          2000                       2001
                                                                       ------------              ------------
         Balance Sheet Data:
              Cash and cash equivalents                             $      883,875               $     959,304
              Other assets                                              10,678,225                  16,327,882

              Total assets                                          $   11,562,100               $  17,287,186
              Total liabilities                                          5,133,398                  10,978,194

              Shareholders' equity                                  $    6,428,702               $   6,308,992

         Income Statement Data:
              Net interest income*                                  $      403,394               $     102,415
              Other operating income                                        10,465                     127,827
              Total expenses (non-interest)                                598,390                     449,952

              Net income (loss)                                     $     (184,531)              $    (219,710)

____________________________
* after provision for loan losses

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements, including or related to our future results, including certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this prospectus, the words "estimate," "project," "intend," "believe" and "expect" and similar expressions identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, you should not regard the inclusion of this information as our representation that we will achieve any strategy, objectives or other plans. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus as stated on the front cover and we have no obligation to update or revise any of these forward-looking statements.

     These and other statements, which are not historical facts, are based largely on management's current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by forward-looking statements. These risks and uncertainties include, among other things, the risks and uncertainties described in "Risk Factors".

                                 RISK FACTORS

     An investment in our common stock involves a significant degree of risk. In determining whether to make an investment, you should consider carefully all of the information set forth in this prospectus and, in particular, the following factors. The shares of our common stock we are offering are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The markets for our services are highly competitive and we face substantial competition.

     The banking business is highly competitive. We compete as a financial intermediary with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms soliciting business from residents of and businesses located in our market and many of which have greater resources than we have. Many of our competitors enjoy competitive advantages, including greater financial resources, a wider geographic presence or more accessible branch office locations, the ability to offer additional services, more favorable pricing alternatives and lower origination and operating costs. Increased competitive pressures could result from passage of the Gramm-Leach-Bliley Act described below under "Business-Supervision and Regulation." This competition could result in a decrease in loans we originate and could negatively affect our results of operations.

     In attracting deposits, we compete with insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Traditional banking institutions, as well as entities intending to transact business online, are increasingly using the Internet to attract deposits without geographic or physical limitations. In addition, many nonbank competitors are not subject to the same extensive regulations that govern us. These competitors may offer higher interest rates than we offer, which could result in either our attracting fewer deposits or increasing our interest rates in order to attract deposits. Increased deposit competition could increase our cost of funds and could affect adversely our ability to generate the funds necessary for our lending operations, which would negatively affect our results of operations.

Changes in interest rates could have an adverse effect on our income.

     Our profitability depends to a large extent upon our net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Our net interest income will be adversely affected if market interest rates change so that the interest we pay on deposits and borrowings increases rather than the interest we earn on loans and investments. Changes in interest rates also can affect the value of our loans. An increase in interest rates could adversely affect borrowers' ability to pay the principal or interest on our loans. This may lead to an increase in our nonperforming assets and could have a material and negative effect on our results of operations.

     Interest rates are highly sensitive to many factors, including governmental monetary policies and domestic and international economic and political conditions. Conditions such as inflation, recession, unemployment, money supply and other factors beyond our control may also affect interest rates. Fluctuations in market interest rates are neither predictable nor controllable and may have a material and negative effect on our business, financial condition and results of operations.

We are subject to significant government regulations, including new legislation, that affect our operations and may result in higher operating costs or increased competition for us.

     Our success will depend not only on competitive factors, but also on state and federal regulations affecting bank holding companies generally. Regulations now affecting us may change at any time, and these changes may adversely affect our business.

     We are subject to extensive regulation by the Board of Governors of the Federal Reserve System, the Office of Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Virginia State Corporation Commission. Supervision, regulation and examination of banks and bank holding companies by bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders. These agencies examine bank holding companies and commercial banks, establish capital and other financial requirements and approve new branches, acquisitions or other changes of control. Our ability to establish new branches or make acquisitions is conditioned on receiving required regulatory approvals from the applicable regulators.

     We believe that changes in legislation and regulations will continue to have a significant impact on the banking industry. Although some of the legislative and regulatory changes may benefit us and our bank, others will increase our costs of doing business and could assist our competitors, which are not subject to similar regulation.

     The Gramm-Leach-Bliley Act became effective on March 11, 2000. This major banking legislation permits affiliation among depository institutions and other entities whose activities are considered financial in nature. Activities that are expressly considered financial in nature include securities and insurance underwriting and agency activities, investment management and merchant banking. With certain exceptions, this act similarly expanded the authorized activities of subsidiaries of national banks and, indirectly through the provisions of state law, Virginia banks. In general, these expanded powers are reserved to bank holding companies and banks where all depository institutions affiliated with them are well capitalized and well managed. The act also imposes rules on data privacy and repeals some of the exemptions enjoyed by banks under federal securities laws relating to the offering of securities and the licensing of broker-dealers and investment advisors. This act has been and may continue to be the subject of extensive rulemaking by federal banking regulators and others. Although the effects of this legislation will only begin to be understood over the next several years and cannot presently be predicted with any certainty, it may accelerate trends toward larger financial services companies offering a wider range of products and services. Firms of this type may have increased resources and market power that may adversely affect our ability to compete effectively.

We have a limited operating history upon which to base an estimate of our future success.

     The Bank of Powhatan and TransCommunity each have a limited operating history and the proposed new banks have no operating history on which to base any estimate of future performance. The financial statements presented in this prospectus may not be as meaningful as those of a company which has a longer history of operations. In addition, the success of our operations must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment of new banks. Because of our limited operating history, you do not have access to the type and amount of information that would be available to a purchaser of the securities of a financial institution with a more extended operating history.

If we do not receive regulatory approvals from the Office of the Comptroller of Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Board of Governors of the Federal Reserve (the "Federal Reserve"), in a timely manner, it could delay the date on which the banks open for business which would increase our pre-opening expenses and would postpone any realization of revenues.

     Any delay in beginning the new Banks' operations will increase pre-opening expenses and postpone TransCommunity's realization of potential revenues. Subject to the completion of the sale of the shares offered hereby, we expect to receive all regulatory approvals and to open the new Banks for business in the first quarter of 2002, although we can give no assurance as to when, if at all, these events will occur. Such a delay will cause our accumulated deficit to increase as a result of continuing operating expenses, such as salaries and other administrative expenses and our lack of revenue.

Our success will depend significantly upon general economic conditions in central Virginia and nationally.

     Our success will depend significantly upon general economic conditions in central Virginia as well as national economic conditions affecting Virginia. Any prolonged economic dislocation or recession affecting central Virginia could cause the banks' non-performing assets to increase, causing operating losses, impaired liquidity and the erosion of capital. Such an economic dislocation or recession could result from a variety of causes, including natural disasters, a prolonged downturn in various industries upon which the economy of central Virginia depends, or a national recession.

If a market for our common stock does not develop, you may not be able to sell your shares.

     Since the size of this offering is relatively small, it is unlikely that an active and liquid trading market for the shares will develop and be maintained. You should only invest in the common stock if you have a long-term investment intent. If an active market does not develop, you may not be able to sell your shares promptly or perhaps at all.

     We do not expect to pay dividends on our common stock for at least several years.

     We intend to retain future earnings, if any, to improve each bank's capital structure to support future growth. Dividend distributions of national banks are restricted by statute and regulation. Our future dividend policy will depend on the Banks' earnings, capital requirements, financial condition and other factors considered relevant by our board of directors. See "Dividend Policy" at page 12.

The offering price was arbitrarily set by the directors and may not accurately reflect the value of an investment in our common stock.

     There is no established market for the common stock. The offering price was arbitrarily determined by the directors, and does not bear any direct relationship to TransCommunity's assets, book value, net worth or any other recognized criteria of value. In determining the offering price of the common stock, the directors considered the OCC's capital requirements for the proposed new Banks and general market conditions for the sale of securities. Should a market develop for our common stock after this offering is complete, there is no guarantee that the market price will be greater than or equal to the public offering price.

                             TERMS OF THE OFFERING

Minimum and Maximum Individual Subscriptions

     The minimum subscription for the offering is 100 shares. To increase participation and ownership in TransCommunity within the local community, the organizers have limited the maximum number of shares that may be acquired directly by any one individual or entity to 75,000 shares (5% of the offering) and indirectly through family or business interest to 10% of the shares offered and sold. The maximum individual purchase limitation of 5% of the shares sold applies only to this offering, and TransCommunity will impose no restrictions as to persons owning additional shares prior to this offering or acquiring additional shares from other investors after the offering is completed.

Allocation of Subscription Proceeds

     The proceeds from the sale of the shares offered hereby will be allocated and used by TransCommunity in the following order of priority:

     First: The first $2 million received will be used by TransCommunity for general corporate purposes.

     Second: Up to the next $10 million received will be held in escrow pending receipt of regulatory approvals, in order to capitalize each of the Bank of Goochland and the Bank of Louisa.

     Third: The remaining proceeds received, up to $3 million, will be used by TransCommunity for general corporate purposes.

     If TransCommunity receives more than $12 million in proceeds from the offering, but less than $15 million, it anticipates that it will retain the first $2 million for its own use for eneral corporate purposes, it will establish the two escrow accounts of $5 million each for the purpose of capitalizing each of the two new Banks, and it will retain the balance received over $12 million for its own use for general corporate purposes.

     If TransCommunity receives more than $7 million, but less than $12 million in proceeds from the offering, it will retain the first $2 million for its own use for general corporate purposes. The balance received over $2 million will be used to capitalize at least one of the two proposed new Banks, and any excess received over and above required capital levels will be used by TransCommunity for general corporate purposes.

     If TransCommunity receives more than $2 million, but less than $7 million in the offering (which it believes to be unlikely based on the experience in 1999 with Bank of Powhatan), it will retain at least $2 million for its own use for general corporate purposes, and will seek to establish and capitalize at least one new Bank with the remaining proceeds. If its capital resources do not permit the chartering of at least one of the two proposed new Banks, TransCommunity will use any proceeds received above $2 million for general corporate purposes in operating and expanding the banking business of Bank of Powhatan and/or the non-banking business of TransCommunity.

Escrow Accounts

     The portion of the subscription proceeds designated for the capitalization of the proposed new Banks will be deposited in one or more escrow accounts with Bank of Powhatan, N.A., Powhatan, Virginia. All income accruing from the escrow accounts will become the property of TransCommunity except that, the income earned on such accounts will first be applied to the organizational and offering expenses incurred by TransCommunity in connection with the organization of the new Banks. The escrowed subscription proceeds will not be released to TransCommunity until it has obtained all required regulatory approvals for the opening of one or both of the new Banks and thereafter only immediately before the Banks open for business.

Company Discretion

     We reserve the right, in our sole discretion, to accept or reject any subscription in whole or in part on or before the expiration date. With respect to any subscriptions that we do not accept in whole or in part, the unaccepted portion of the subscription funds will be returned, without interest.

Plan of Distribution

     Offers and sales of our common stock will be made on our behalf by certain of our officers and directors. Such individuals will not receive any commissions or other remuneration in connection with these activities, but they will be reimbursed for their reasonable expenses incurred in the offering. This offering is only being made to residents of the State of Virginia.

Termination

     We reserve the right to terminate the offering on or after December 31, 2001, or at any time after 1,500,000 shares have been sold.

Subscription Procedures

     Subscriptions may be made by completing and signing the Subscription Agreement accompanying this prospectus and mailing or delivering it, together with a check or money order equal to 100% of the total subscription price, to TransCommunity.

     Each prospective investor who desires to purchase 100 or more shares must:

     1. Complete, date and execute the Subscription Agreement that is attached as Exhibit "A" to this prospectus.

     2. Make a check payable to "TransCommunity Bankshares Incorporated" in an amount equal to $10.00 multiplied by the number of shares subscribed for.

     3.   Return the completed Subscription Agreement as follows:

               By hand, U.S. Mail or overnight delivery to:

               TransCommunity Bankshares Incorporated
               2320 Anderson Highway
               Powhatan, Virginia 23139

     4. On our receipt and acceptances of payment for the shares subscribed for, the Subscription Agreement will become final, binding and irrevocable.

     Certificates evidencing shares of TransCommunity's common stock duly subscribed for and paid in full will be issued and delivered to those subscribers whose subscriptions are accepted as soon as practicable after the offering is completed.


                                USE OF PROCEEDS

     The offering is not underwritten and no assurance can be provided as to the amount of net proceeds TransCommunity may receive as a result of the offering. If all the shares offered hereby are sold, the net proceeds to TransCommunity are estimated to be approximately $[14.9] million, based upon an assumed public offering price of $10.00 per share and after deducting the expenses payable by TransCommunity. Of these net proceeds, TransCommunity intends to use approximately $10 million to capitalize each of the new banks, the Bank of Goochland (in organization) and the Bank of Louisa (in organization) (collectively, with the Bank of Powhatan, the "Banks"), in each case upon receipt of final regulatory approvals.

     Any remaining balance of the net proceeds from the offering will be used as described above under "Terms of the Offering - Allocation of Subscription Proceeds." While TransCommunity does not intend actively to search for opportunities to expand into additional markets, it may consider opportunities that arise from time to time, which could occur through acquisitions of existing institutions or branches. TransCommunity has no specific acquisition plans at the current time other than the new Banks. See "Business--Growth Strategy."

     Pending the capitalization of the new banks, Bank of Powhatan, as escrow agent, will invest such funds as are held in escrow in short or medium-term interest-bearing securities or loans. As and when TransCommunity requires funds to capitalize a new bank, Bank of Powhatan will repay to TransCommunity proceeds of this offering previously deposited in escrow by TransCommunity with Bank of Powhatan. If one or both of the new banks do not receive the necessary regulatory approvals, TransCommunity will devote the proceeds of this offering as described above under "Terms of the Offering -Allocation of Subscription Proceeds" to support the growth of Bank of Powhatan and either of the new banks that does receive the necessary approvals and opens for business. TransCommunity anticipates that such growth would be achieved through branching. Additionally, if the organization of one or both of the new banks is not completed, TransCommunity may devote part of the proceeds of this offering to the acquisition of a controlling interest in one or more existing banks. TransCommunity has not identified any existing bank that it would seek to acquire or merge with in such event.

                            MARKET FOR COMMON STOCK

     TransCommunity's common stock is not listed or quoted, nor is there an established public market for its shares. There can be no assurance that a public market will ever develop.

                                DIVIDEND POLICY

     TransCommunity has not declared or distributed any cash dividends to its shareholders and it is not likely that any cash dividends will be declared for several years. The Board of Directors of TransCommunity intends to follow a policy of retaining any earnings to provide funds to operate and expand the business of TransCommunity and the Bank of Powhatan, the Bank of Goochland and the Bank of Louisa for the foreseeable future. The future dividend policy of TransCommunity is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements, and general business conditions. TransCommunity's ability to distribute cash dividends will depend entirely upon the Banks' abilities to pay dividends to TransCommunity. As national banks, the Banks will be subject to legal limitations on the amount of dividends each is permitted to pay. Furthermore, neither the Banks nor TransCommunity may declare or pay a cash dividend on any of their capital stock if they are insolvent or if the payment of the dividend would render them insolvent or unable to pay their obligations as they become due in the ordinary course of business. See "Government Supervision and Regulation--Payment of Dividends."

                              PRO FORMA DILUTION

     At March 31, 2001, TransCommunity had a pro forma net tangible book value of approximately $5.9 million, or $8.75 per share. Pro forma net tangible book value per share represents the amount of TransCommunity's shareholders' equity, less intangible assets, divided by the number of shares of common stock outstanding, assuming that the plan of reorganization under which Bank of Powhatan is proposed to become a wholly-owned subsidiary of TransCommunity on a share for share exchange of common stock, had been effective on that date. Pro forma dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in the offering made hereby and the pro forma net tangible book value per share of common stock immediately after completion of the offering. After (i) giving effect to the sale by TransCommunity of 1,500,000 shares of common stock offered hereby at an assumed public offering price of $10.00 per share, (ii) deducting estimated offering expenses, and (iii) giving effect to the application of the estimated net proceeds as set forth under "Use of Proceeds," the pro forma net tangible book value of TransCommunity at March 31, 2001, would have been approximately $20.7 million, or $9.56 per share. This represents an immediate increase in pro forma net tangible book value of $0.81 per share to existing shareholders and an immediate dilution of $0.36 per share to new investors. The following table illustrates this per share pro forma dilution:

                                                                    As of March
                                                                     31, 2001
                                                                    ------------

     Assumed public offering price per share                           $10.00
     Pro forma net tangible book value per share at March 31, 2001       8.75
     Pro forma increase per share attributable to new investors          0.81
     Pro forma net tangible book value per share after the Offering      9.56
     Pro forma dilution per share to new investors                       0.36

     The following table sets forth on a pro forma basis, as of March 31, 2001,
(a) the number of shares of common stock issued by TransCommunity prior to the offering and the number of shares purchased in the offering, and (b) the total consideration and average price per share paid to TransCommunity with respect to common stock held by the existing shareholders of TransCommunity (assuming for this purpose that the 670,936 shares issued in the reorganization effective August __, 2001, were deemed to have been issued at March 31, 2001, at the pro forma book value per share of TransCommunity on that date attributable to those shareholders, which was $9.19 per share) and to be paid by new investors in the offering at an assumed public offering price of $10.00 per share.

                                                                                             Average*
                                                                                            Price Per
                                     Shares Purchased            Total Consideration          Share
                                   --------------------       --------------------------    ----------
                                     Number     Percent           Amount         Percent
                                     ------     -------           ------         -------
Existing shareholders(1)              714,186    32.3%           $6,597,492       30.5%       $ 9.24
New investors                       1,500,000    67.7%           15,000,000       69.5%       $10.00
      Total                         2,214,186   100.0%           21,596,492      100.0%

_________________
*Before offering expenses

(1) Reflects issuance of 670,936 shares of common stock in the share exchange with shareholders of Bank of Powhatan effective August __, 2001, and the issuance on August __, 2001, of 43,250 shares of common stock at $10.00 per share in connection with stock subscriptions received from the organizing directors and officers of TransCommunity.

                     HISTORICAL AND PRO FORMA CAPITALIZATION

     The tables below set forth the historical capitalization of the Bank of Powhatan as of March 31, 2001, and the pro forma capitalization of the holding company as of March 31, 2001, assuming the reorganization in which the Bank became a wholly-owned subsidiary of TransCommunity had been completed as of the same date.

                                                       Historical and Pro Forma
                                                Unaudited Consolidated Financial Data
                                                         As of March 31, 2001
                                               -----------------------------------------
                                                                           Pro Forma
                                                  (Historical)          Holding Company
                                                    Bank of                Combined
                                                    Powhatan             With The Bank
                                                    --------             -------------
Number of shares of capital stock
   Authorized
     Preferred Stock .......................        2,000,000                     -0-
     Common Stock(1)(2).....................        5,000,000              5,000,000
   Issued and Outstanding
     Common Stock...........................          670,836                685,336(3)

Shareholders' Equity
    Common Stock(1)(2)......................       $1,677,090             $    6,853
    Preferred Stock.........................               -0-                    -0-
    Surplus.................................        4,936,918              6,752,155
    Retained Earnings.......................         (314,146)              (450,016)
Total Shareholders' Equity..................       $6,299,862             $6,308,992

____________________
(1)  Bank common stock, par value $2.50 per share.
(2)  Holding company common stock, par value $.01 per share.
(3) Assumes issuance of 14,500 shares of holding company common stock at $10.00 per share in satisfaction of paid in stock subscriptions for $145,000 outstanding at March 31, 2001.

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following historical financial information for the Bank of Powhatan and pro forma consolidated financial information for TransCommunity is only a summary and you should read it in conjunction with the historical consolidated financial statements of the Bank and the related notes for the year ended December 31, 2000, and for the quarter ended March 31, 2001, and the historical and pro forma consolidated financial statements of TransCommunity and the related notes thereto for the year ended December 31, 2000, and the quarter ended March 31, 2001, that are enclosed with this prospectus.

                                           (Historical)                      (Pro Forma)
                                         Bank of Powhatan             TransCommunity Bankshares
                                ------------------------------     --------------------------------

                                   For Year        For Three         For Year          For Three
                                    Ended         Months Ended         Ended          Months Ended
                                 December 31,      March 31,       December 31,        March 31,
                                     2000             2001             2000               2001
                                --------------    ------------     ------------     ---------------
                                        (In thousands, except ratios and per share amounts)

Income Statement Data:
Net interest income                   $   441        $   147           $   441          $   147
Provision for loan losses                 (38)           (44)              (38)             (44)
Other income                               10            127                10              127
Other expenses                           (561)          (351)             (598)            (450)
Income tax expense
Net loss                                 (147)          (120)             (185)            (220)

Per Share Data:
Net income                               (.22)          (.18)             (.27)            (.32)
Cash dividends                            N/A            N/A               N/A              N/A
Book value                               9.57           9.39              9.52             9.21
Average shares outstanding            670,543        670,836           671,267          685,336

Balance Sheet Data:
Assets                                 11,562         17,310            11,562           17,287
Loans, net of unearned income           2,957          6,285             2,957            6,285
  and allowance for loan losses
Total investment securities             6,363          7,761             6,363            7,761
Deposits                                4,979         10,789             4,971           10,750
Stockholders' equity                    6,421          6,300             6,429            6,309

Capital Ratios:
Leverage                               103.95%         42.70%           104.08%           42.76%
Risk-based:
   Tier 1 capital                      118.08%         62.13%           118.17%           62.22%
   Total capital                       118.78%         62.96%           118.87%           63.05%
Total equity to total assets            55.53%         36.44%            55.60%           36.50%

                DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                         OF THE BANK OF POWHATAN, N.A.
                     FOR THE QUARTER ENDED MARCH 31, 2001


Overview

         The Bank was organized as a national bank in 1999 and commenced its general banking operation on March 20, 2000, providing services to businesses and individuals in the Powhatan County area. With an emphasis on personal service, the Bank is offering a range of commercial and retail banking products and services including checking, saving and time deposits, individual retirement accounts, merchant bankcard processing, residential and commercial mortgages, home equity loans, consumer installment loans, investment loans, small business loans, commercial lines of credit and letters of credit.

         On January 1, 2001 the Bank acquired Main Street Mortgage and Investment Corporation (a wholly owned subsidiary) ("Main Street Mortgage") for $462,352. The two companies have been consolidated for the period ended March 31, 2001 for reporting purposes.

Net Interest Margin

         The Bank's net interest margin analysis and average balance sheet are shown in the table on page 20 following this "Discussion and Analysis of Financial Condition and Results of Operations."

Provision for Loan Losses

         The provision for loan losses for the first three months of 2001 was $44,128 resulting in an allowance for loan losses of $82,128 (exceeding 1% of total loans). The Allowance for Loan Losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans, industry historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Management has not identified any potential problem loans.

Noninterest Income

         Noninterest income increased from $12 in the first three months of 2000 to $127,827 in the first three months of 2001. The increase is due to commissions received by Main Street Mortgage of $119,328 and fees received by the Bank of $8,499.

Noninterest Expense

         Noninterest expense increased from $72,132 in the first three months of 2000 to $351,157 in the first three months of 2001. Since the Bank opened for business on March 20, 2000, the noninterest expenses were significantly less than the current quarter. The increase was due to additional staffing, the general growth in operations and the acquisition of Main Street

Mortgage. Noninterest expenses as a percentage (annualized) of average assets for the first quarter of 2001 was 5.04%.

Income Taxes

         No income tax expense was recognized for the period ended March 31, 2000 because the Bank anticipated it would have a net loss for the remainder of 2000.

         No income tax benefit has been recorded for the period ended March 31, 2001 since, at this time, there is insufficient evidence to conclude that the Bank will produce taxable income in the future which can be offset by loss carryforwards from the current period.

Bank Premises

         Bank premises and equipment consisted of the following as of March 31, 2001:

           Land                                  $     204,611
           Land improvements                           129,030
           Building, construction in process           817,673
           Modular building                             45,734
           Furniture and fixtures                      240,079
           Automobiles                                  17,167
                                                  ------------

                                                     1,454,294
           Less:  Accumulated Depreciation              51,847
                                                  ------------

           Total Bank Premises and Equipment     $   1,402,447
                                                  ============

         Construction of the bank building was substantially completed in March 2001, however, all invoices have not been received. It is anticipated that there are approximately $100,000 in additional construction costs not billed and recorded at March 31, 2001. Depreciation expense will increase significantly starting April 1, 2001.

Loans

         Total loans have increased $3,372,169 during the first three months of 2001 to $6,367,164. Approximately 39% of the loan portfolio is secured by real estate.

Deposits

         The Bank's deposits increased $5,809,624 during the first three months of 2001 to $10,789,032 at March 31, 2001. A schedule of deposits by type is shown in the statements of condition. Time deposits of $100,000 or more equaled 16% of deposits at March 31, 2001.

Capital

         Capital as a percentage of total assets was 40% at March 31, 2001 and exceeded regulatory requirements.

Liquidity and Interest Sensitivity

         At March 31, 2001, the Bank had liquid assets of approximately $8.7 million in the form of cash, federal funds sold and short term investments. Management believes that the Bank's liquid assets are adequate at March 31, 2001. Additional liquidity will be provided by the growth in deposit accounts and loan repayments.

Employees

         The Bank's full time equivalent employees have increased from six at March 31, 2000 to twenty- one at March 31, 2001, including thirteen at Main Street Mortgage. Management does not anticipate significantly increasing the number of employees during 2001.

Goodwill

         Other assets contains $297,220 of goodwill attributable to the purchase of Main Street Mortgage. The Financial Accounting Standards Board ("FASB") anticipates establishing new accounting principles for intangibles and goodwill in the second quarter of 2001. The new principles will probably require that goodwill not be amortized, however, it would be tested for impairment and adjusted to fair value using one of several valuation methods. Management anticipates that the goodwill, related to the above purchase, would be valued before December 31, 2001 and adjusted if appropriate.

                            BANK OF POWHATAN, N.A.
                         NET INTEREST MARGIN ANALYSIS
                             AVERAGE BALANCE SHEET
FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND THE YEAR ENDED DECEMBER 31, 2000
                           (In Thousands of Dollars)


                                                   2001                                       2000
                                  ---------------------------------------      ------------------------------------
                                     Average                 Average            Average                 Average
                                     Balance    Income/       Rates             Balance     Income/      Rates
                                      Sheet     Expense   Earned / Paid          Sheet     Expense    Earned/Paid
                                      -----     -------   -------------          -----     --------   -----------
ASSETS
  Loans including fees            $ 4,932,081    $131,279     10.65%           $  706,149  $ 77,545      10.98%
  Federal Funds sold                3,756,644      51,221      5.45%            2,058,268   132,789       6.45%
  Other investments                 4,195,782      58,633      5.59%            4,468,319   267,086       5.98%
                                   ----------    --------    -------           ----------  --------     --------
  Total Earning Assets             12,884,507     241,133      7.49%            7,232,736   477,420       6.60%
                                                 --------    -------                       --------     --------
  Allowance for loan losses           (51,010)                                    (11,000)
  Non-earning assets                1,666,447                                     625,655
                                  -----------                                  ----------
  Total Assets                    $14,499,944                                  $7,847,391
                                  ===========                                  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits
    Demand - Interest bearing     $ 1,342,756    $ 10,098      3.01%           $  371,836    4,953        1.33%
    Savings                           351,360       2,611      2.97%              131,152    1,841        1.40%
    All other time deposits         5,098,504      81,881      6.42%              417,699   10,100        2.42%
                                  -----------    --------      -----           ----------   ------        -----
    Total Deposits                  6,792,620      94,590      5.57%              920,687   16,894        1.83%
                                                 --------      -----
    Other borrowed funds                                                           21,906    1,972        9.00%
                                                                               ----------   ------        -----
    Total Interest Bearing
     Liabilities                                                                  942,593   18,866        2.00%
                                                                               ----------   ------        -----
  Non-interest bearing deposits     1,188,934                                     354,297
    Other liabilities                 124,398                                      45,160
                                   ----------                                  ----------
    Total Liabilities               8,105,952                                   2,284,643

  Stockholders' Equity              6,393,992                                   6,505,341
                                   ----------                                  ----------
  Total Liabilities and
     Stockholders' Equity         $14,499,944                                 $ 8,789,984
                                  ===========                                 ===========
  Net Interest Earnings                          $146,543                                 $458,554
                                                 ========                                 ========

  Net Yield on Interest
   Earnings Assets                                             4.55%                                      6.34%
                                                               ====                                       ====


                                   BUSINESS

General

         TransCommunity is a bank holding company headquartered in Powhatan, Virginia, and is the holding company for Bank of Powhatan. Through this offering TransCommunity plans to organize and establish two new independent, stand-alone community banks in the central Virginia area: The Bank of Goochland and the Bank of Louisa. When this offering is complete, and if the two proposed new banks receive regulatory approval, TransCommunity will be a bank holding company with three national bank subsidiaries. The three banks will be the Bank of Powhatan, which opened in March 2000, the Bank of Goochland and the Bank of Louisa. TransCommunity will also provide non-banking services and activities permissible under a holding company structure. Possible activities or services include brokerage services, insurance products and investment advisory services. In addition, TransCommunity may engage in a capital formation service either through a subsidiary company or a strategic alliance.

         TransCommunity intends through its three subsidiary national banks to pursue a community banking strategy by offering a broad range of banking products to individuals, professionals and small to medium-sized businesses, with an emphasis on personalized service and local decision-making authority. TransCommunity will support this strategy by providing back office, product development, technology, financial and managerial support.

         The expansion and growth strategy of the banks and the holding company includes attracting experienced local management teams, who will have significant decision-making authority at the local bank level, and local independent boards of directors consisting of individuals with strong community affiliations and extensive business backgrounds and business development potential in the identified markets. Each Bank management team will operate in a manner that provides responsive, personalized services. TransCommunity will provide credit policies and procedures as well as centralized back office functions to provide corporate, technological and marketing support to the Banks.

         TransCommunity was formed in March 2001, principally in response to perceived opportunities resulting from the takeovers of several Virginia-based banks by regional bank holding companies. In the Powhatan, Goochland and Louisa market areas, the bank consolidations have been accompanied by the dissolution of local boards of directors and the relocation or termination of management and customer service professionals. TransCommunity believes that local industry consolidation has disrupted customer relationships as the larger regional financial institutions increasingly focus on larger corporate customers, standardized loan and deposit products and other services. Generally, these products and services are offered through less personalized delivery systems, which has created the demand for high quality, personalized services to small and medium-sized businesses and professionals. In addition, consolidation in the local market has created opportunities to attract experienced bankers. Bank acquisitions have dislocated experienced and talented management personnel due to the elimination of redundant functions and the drive to achieve cost savings. As a result of these factors, management believes that the Banks and TransCommunity have an opportunity to attract its targeted banking customers and experienced management personnel within these identified markets.

Strategy of TransCommunity

          TransCommunity's business strategy is to successfully penetrate selected central Virginia markets by operating a locally-oriented organization of independently managed community banks. The major elements of this strategy include:

          . Expand market share in the Powhatan County market through the Bank of Powhatan;

          .    Target small and medium-sized business customers, professionals and individuals that demand the attention and service which a community-oriented bank is well suited to provide;

          .    Deliver a broad array of modern banking products and services using up-to-date technology, while retaining a decentralized operating strategy with local decision-making; and

          .    Maintain centralized support functions, including back office operations, credit policies and procedures, investment portfolio management, administration, and human resources and training to maximize operating efficiencies and facilitate responsiveness to customers.

          Management intends to gain market share by attracting customers through a superior level of prompt and personalized banking service. The goal of TransCommunity's management is to support customer-driven financial institutions that provide high value to customers by delivering customized, quality products and services. Management believes that such institutions will appeal to customers who prefer to conduct their banking business with a locally-managed financial institution that demonstrates both a genuine interest in their financial affairs and an ability to cater to their financial needs.

          Decentralized Operating Strategy. The foundation of TransCommunity's
          --------------------------------
strategy is to operate a multi-community bank organization which emphasizes decision-making at the local bank level combined with strong corporate, technological, marketing, financial and managerial support. TransCommunity's operating model is for each bank to operate with local management and boards of directors consisting of individuals with extensive knowledge of the local community and the authority to make credit decisions. TransCommunity believes this operating strategy will enable the Banks to attract customers who wish to conduct their business with a locally owned and managed institution with strong ties and an active commitment to the community.

          Corporate Support. TransCommunity will provide various services to the
          -----------------
Banks, including technology, finance and accounting, human resources, credit administration, internal audit, compliance, loan review, marketing, retail administration, administrative support, policies and procedures, product development and item processing. By providing such services, TransCommunity expects not only to achieve monetary savings, compared to the costs if the Banks were individually responsible for such functions, but also expects to achieve a uniformity of operations and service. The Banks' principal focus will be to generate deposits and loans. This corporate support system will enable TransCommunity to achieve administrative economies of scale while capitalizing on the responsiveness to client needs of its decentralized community bank network.

Growth Strategy

         Following the successful completion of this offering, TransCommunity intends to focus on the development of the two new Banks and on the growth of the Bank of Powhatan. Each Bank's growth is expected to come from within such Bank's primary service area through loan and deposit business. TransCommunity will focus on acquiring market share by emphasizing local management and decision-making and through delivering personalized services to business customers and individuals. Specifically, TransCommunity's competitive strategy will consist of each Bank approving loan requests quickly with a local loan committee, operating with flexible, but prudent, lending policies, personalizing service by establishing a long-term banking relationship with the customer, and maintaining the requisite personnel to ensure a high level of service. While TransCommunity does not currently intend to actively search for expansion opportunities beyond its designated markets, TransCommunity may consider opportunities that arise from time to time, which could occur through acquisitions of existing institutions or branches. TransCommunity has no specific acquisition plans at the current time other than the establishment of the two new Banks.

         Prior to opening each of the new Banks, management of the TransCommunity first will identify an individual who will serve as the president, as well as additional individuals who will serve on the local board of directors. TransCommunity believes that a management team that is familiar with the needs of its community can provide higher quality personalized service to its customers. The local management team will have a significant amount of decision-making authority and will be accessible to its customers.

         Each of the three Banks will have a local board of directors which will be comprised of prominent members of the community, including business leaders and professionals. These directors not only will operate the Banks, but also will act as ambassadors of their respective Banks within the community and will be expected to promote the business development of each Bank. The directors and officers of Bank of Powhatan and the contemplated directors of the two new Banks are active in the civic, charitable and social organizations located in the local communities. It is anticipated that members of the local management teams will hold leadership positions in a number of community organizations, and continue to volunteer for other positions in the future.

Market Areas of the Banks

         The target markets include Powhatan County, Goochland County, and Louisa County. The organizers of the Bank of Powhatan began their effort because of the rapid growth of Powhatan County and the relative small number of existing banks in the county. The prospect of the development of Route 288 around the outer circumference of the metropolitan Richmond area and other factors point to continued growth. The Bank of Powhatan is well positioned to benefit from this future growth and, from a strategic perspective, similar conditions exist in Goochland and Louisa counties. TransCommunity, with independent banks in each of these three counties, will be well positioned geographically between the Richmond, Charlottesville, Roanoke, Lynchburg and Northern Virginia markets. Powhatan and Goochland will be even more closely connected with the opening of the western segments of Route 288 and Powhatan's close proximity to the West Creek commercial and industrial park development will be enhanced. In addition, Louisa provides TransCommunity with a strategic doorway into Northern Virginia as much of the growth in Louisa is derived from that area. Whether for further expansion by TransCommunity, or the possibility of being well positioned as an acquisition target, this geographic arch is vitally important to success. If this strategy were not to be adopted, other banks may soon move into the Goochland or Louisa markets and effectively block potential growth by TransCommunity.

         Powhatan County

         The Bank of Powhatan, N.A. was organized in response to the banking trends and the opportunity provided by a past decade of significant growth in Powhatan County and the projections of continued growth. In addition, the County had only two other banks, one large regional bank, Wachovia Bank, N.A., and one community bank, Central Virginia Bank.

         The Bank serves a trade area consisting primarily of Powhatan County, Virginia. The town of Powhatan, which is the county seat of Powhatan County, is located approximately 20 miles west of the state capitol of Richmond. The county contains 272 square miles. The county's northern boundary is the James River, and its southern boundary is the Appomattox River. Chesterfield County, among the 25 fastest growing counties in Virginia in terms of population growth, lies to the east and Cumberland County, a more rural county, adjoins Powhatan County on its western boundary. The main office of the bank is located 2320 Anderson Highway, Powhatan, Virginia.

         Goochland County

         Goochland County is a growing rural county considered part of the Richmond Metropolitan Area. Its 289 square miles are located west of Richmond and Henrico County along the northern bank of the James River. It is bounded to the south by Powhatan County and to the north by Louisa and Hanover counties with Interstate 64 approximating the county line.

         Goochland County has sustained consistent population and economic growth over the last decade and this trend is expected to continue or accelerate. The population of Goochland County in 1999 totaled approximately 17,500. This reflects a growth rate of 20.4% in the 1980's and 23.3% from 1990 to 1999, more than doubling the state growth rate for both decades. This rate is expected to continue. County population for the year 2010 is projected to be 22,003 (U.S Census). However, with the advent of public sewer the rate of growth could nearly double, pushing population estimates to 30,000 by the year 2015 (Goochland County Comprehensive Plan, 1997).

         Two developments have come to symbolize the changing landscape of Goochland County. The first is development of the 3,500-acre West Creek Business Park. Although a time table for Motorola's semiconductor chip plant at West Creek is no longer certain, the sale of the undeveloped portions of the park in July 2000 for $31.5 million and Capital One's recently announced plans to relocate to and expand in West Creek have breathed new life into the project. Capital One's 300-acre campus at West Creek will have its first group of workers arriving in early 2002. The second related development is the planned extension of Route 288 from Chesterfield County to Route 6. This highway improvement, scheduled for completion in 2003, will further define the county as part of the Greater Richmond Metropolitan Area.

         Total FDIC-insured bank deposits in the county were approximately $80,000,000 as of July 30,1999. Commerce Bank of Virginia and Wachovia each have two locations in Goochland.

Both of these banks have branches in Goochland Courthouse and Centerville. It is noted that the Route 288 extension will intersect with Interstate 64 several miles east of Centerville. The following chart shows the resident to bank location ratio for selected jurisdictions in the Richmond Metropolitan Area:


-------------------------------------------------------------------

          County    Location/resident ratio       Year

-------------------------------------------------------------------
       Goochland          1 to 4,375              2000
-------------------------------------------------------------------
       Louisa             1 to 5,020              1999
-------------------------------------------------------------------
       Chesterfield       1 to 3,408              1999
-------------------------------------------------------------------
       Henrico            1 to 3,115              1999
-------------------------------------------------------------------
       Hanover            1 to 2,560              1999
-------------------------------------------------------------------
       Richmond           1 to 2,277              1999
-------------------------------------------------------------------


         The addition of another bank location in Goochland County would create a bank office to residents of 1 to 3,500.

         Louisa County

         Louisa County is located in the rolling Central Piedmont region near the heart of Virginia in the prosperous Richmond, Charlottesville, Fredericksburg triangle. The town of Louisa is the county seat. It is located 50 miles from Richmond, 95 miles from Washington, D.C., 35 miles from Charlottesville and 45 miles from Fredericksburg. Orange and Spotsylvania counties border Louisa County to the north, Hanover County to the east, Goochland County to the south and Fluvanna and Albemarle counties to the west.

         Louisa County is 514 square miles in size. About 10 percent of the county is developed as urban, residential or industrial: 71 percent in natural and planted forest lands; 16 percent in crop, pasture and open land; and 3 percent in water bodies, the largest example being Lake Anna which lies in the northeastern section of the county.

         The population of Louisa County in 2000 was approximately 25,527. This reflects an increase of 25.6 percent from the 1990 population of 20,325, compared to the 11.9 percent growth rate for the state of Virginia during the same decade. The county grew by 14 percent during the 1980's. Over the next five years, Claritas, Inc. forecasts the population growth rate for Louisa County will double that of Virginia as a whole, 9.7 percent to 4.3 percent, respectively. According to the United States Census Bureau, Louisa's population is projected to increase an additional 17.5 percent from the present level, to over 30,000 by the year 2010.

         The county is a member of the Thomas Jefferson Partnership for Economic Development. This is a private-public nonprofit organization of representatives from the Private Sector Council with public participation from six jurisdictions that include the City of Charlottesville and the counties of Fluvanna, Greene, Louisa, Nelson and Orange, the University of Virginia, Piedmont Virginia Community College and the Thomas Jefferson Planning District

Commission. The Partnership's mission is to bring together business, government and education to effectively promote new investment and job creation in the Greater Charlottesville region.

         There are currently three banking institutions with a total of five branches in Louisa County: Bank of America (1 branch), Virginia Community Bank (2 branches) and Wachovia Bank (2 branches). Three branches are located in the town of Louisa and two are in the town of Mineral. Total FDIC-insured deposits in the county were $181,023 as of June 30, 1999.

         Based on the 1999 population of 25,100, the addition of another bank location in Louisa County would create a resident to bank ratio of 1 to 4,183.

Bank of Powhatan

         Bank of Powhatan was formed in June 1998, and initially raised subscriptions in excess of $7 million in capital with a final capitalization of $6.72 million. It received its national charter from the OCC in March 2000. The Bank operated in a temporary facility on Route 60 until March 12, 2001, when it moved into a newly constructed facility. As of May 31, 2001, the Bank of Powhatan had approximately $14 million in deposits and nearly $9 million in loans. Total assets of the Bank are approximately $21 million.

         On January 1, 2001, a subsidiary of the Bank, MSM Acquisition Co., purchased essentially all of the assets (consisting of furniture and equipment and contract rights) of Main Street Mortgage and Investment Corporation ("Main Street"). Main Street has two offices, one in Richmond, Virginia, and one in Lynchburg, Virginia, with nine full time employees. During the year 2000, Main Street originated mortgage loans of $23,000,000 and generated fees of $495,000.

         Main Street originates conforming first deed of trust residential loans for sale in the secondary market, as well as, second deed of trust loans, equity lines, and non-conforming residential and commercial real estate loans for sale to private investors.

         For additional information concerning Bank of Powhatan, see "Management's Discussion and Analysis of Financial Condition of Bank of Powhatan".

The Proposed Banks

         TransCommunity intends to capitalize each of the Banks with approximately $4 to $5 million of equity capital and will seek local deposits to fund loan growth for all three Banks.

         Each of the Banks will engage in the commercial banking business in their respective communities. TransCommunity believes that there is a demand for, and that the central Virginia communities described herein will support, new locally operated community banks. Although TransCommunity could obtain a banking presence in the identified markets by opening branch offices of Bank of Powhatan, management of TransCommunity believes that separate banks with their own local boards of directors and their own policies, tailored to the local market, is a preferable approach. Each Bank will provide personalized banking services, with emphasis on the financial needs and objectives of individuals, professionals and small to medium-sized businesses. Additionally, substantially all credit and related decisions will be made by each Bank's local management and board of directors, thereby facilitating prompt response.

         The principal business of each Bank will be to accept deposits from the public and to make loans and other investments. The principal sources of funds for each Bank's loans and investments are expected to be demand, time, savings and other deposits, repayment of loans, and borrowings. In addition, a portion of the net proceeds of this offering, once contributed to the capital of each new Bank, will be used to fund loans. The principal source of income for each Bank is expected to be interest collected on loans and other investments. The principal expenses of each Bank are expected to be interest paid on savings and other deposits, employee compensation, office expenses, and other overhead expenses.

Customers

         Management believes that the bank consolidation in recent years within Virginia provides a significant opportunity to build a successful, locally-oriented financial organization. Management of TransCommunity further believes that many of the larger financial institutions do not emphasize a high level of personalized service to the small and medium-sized commercial, professional or individual retail customers. TransCommunity intends to focus its marketing efforts on attracting small and medium-sized businesses and professionals, such as physicians, accountants and attorneys. Because TransCommunity intends to focus on businesses and professionals, management believes that the majority of its loan portfolio will be in the commercial area with an emphasis placed on originating sound, profitable, commercial and industrial loans secured by real estate, accounts receivable, inventory, property, plant and equipment.

         Although TransCommunity expects to concentrate its lending to commercial businesses, management also anticipates that it will attract a significant amount of professional and consumer business. Management expects that many of its customers will be the principals of the small and medium-sized businesses for whom the Banks will provide banking services. Management intends to emphasize "relationship banking" in order that each customer will identify and establish a comfort level with bank officers who come to understand their customers' business and financial needs in depth. Management intends to develop its retail business with individuals who appreciate a higher level of personal service, contact with their lending officer and responsive decision-making. It is further expected that most of TransCommunity's business will be developed through the presidents and lending officers of the respective local banks as well as the local boards of directors and by pursuing an aggressive strategy of making calls on customers throughout the market area.

Products and Services

         TransCommunity intends to offer through its subsidiary banks a broad array of banking products and services to its customers. The proceeds from the offering will enable TransCommunity to proceed to organize the new Banks. Bank of Powhatan currently provides, and the new Banks are expected to provide, products and services that are substantially similar to those set forth below.

         Loans. Through the proposed Bank of Goochland and the Bank of Louisa
         -----
and the existing Bank of Powhatan, TransCommunity intends to offer a wide range of short to long-term commercial and consumer loans. TransCommunity expects that its loan portfolio will be comprised of commercial loans, commercial mortgage loans, residential mortgage loans, consumer loans and credit card and other loans.

     Credit Policies. With respect to each Bank's loan portfolio, TransCommunity
     ---------------
will oversee credit operations while still granting local authority to each Bank. The Board of Directors of any Bank may make exceptions to these credit policies and procedures as appropriate, but any such exception must be documented and made for sound business reasons. TransCommunity's risk-decision process will be actively managed in a disciplined fashion to maintain an acceptable risk profile characterized by soundness, diversity, quality, prudence, balance and accountability. TransCommunity's credit process will consist of specific authorities granted to the presidents and lending officers of its subsidiary banks. Loans exceeding a particular lending officer's level of authority will be reviewed and considered for approval by an officers' loan committee and, then, a Bank's Board of Directors. Under their respective credit policies, each Bank will generally limit the concentration of credit risk by that particular Bank in any loan or group of loans to a specified dollar amount. Such concentration limit pertains to any group of borrowers related as to the source of repayment or any one specific industry. Furthermore, each Bank will establish limits on the total amount of that Bank's outstanding loans to one borrower, which will be set below legal lending limits.

     Commercial Loans. Each Bank expects to make commercial loans to qualified
     ----------------
businesses in its market area. The Bank's commercial lending will consist primarily of commercial and industrial loans for the financing of accounts receivable, inventory, property, plant and equipment. Each Bank is also expected to offer Small Business Administration guaranteed loans ("SBA loans"). Commercial business loans generally have a higher degree of risk than residential mortgage loans, but have commensurately higher yields. Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his employment and other income and are secured by real estate whose value tends to be easily ascertainable. In contrast, commercial business loans typically are made on the basis of the borrower's ability to make repayment from cash flow from its business and are secured by business assets, such as commercial real estate, accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral for commercial business loans may depreciate over time and cannot be appraised with as much precision as residential real estate. To manage these risks, it will be each Bank's policy is to secure commercial loans with both the assets of the borrowing business and other additional collateral and guarantees that may be available. In addition, each Bank will actively monitor certain measures of the borrower, including advance rate, cash flow, collateral value and other appropriate credit factors.

     Commercial Mortgage Loans. TransCommunity expects the individual Banks to
     -------------------------
originate commercial mortgage loans. These loans are primarily secured by various types of commercial real estate, including office, retail, warehouse, industrial and other non-residential types of properties and are made to the owner and/or occupiers of such property. These loans are expected to have maturities generally ranging from 3 to 5 years. Commercial mortgage lending entails significant additional risk, compared with residential mortgage lending. Commercial mortgage loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Additionally, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of a business or a real estate project and thus may be subject, to a greater extent, to adverse conditions in the real estate market or in the economy generally. Each Bank's commercial real estate loan underwriting criteria require an examination of debt service coverage ratios, the borrower's creditworthiness and prior credit history and reputation, and generally require personal guarantees or endorsements of borrowers. The location of the security property is also considered.

         Residential Mortgage Loans. Through its subsidiary Banks,
         --------------------------
TransCommunity expects that its residential mortgage loans will consist of residential first and second mortgage loans, residential construction loans and home equity lines of credit and term loans secured by first and second mortgages on the residences of borrowers for home improvements, education and other personal expenditures. Management expects that the Banks and the mortgage company will make mortgage loans with a variety of terms, including fixed and floating or variable rates and a variety of maturities. Maturities for construction loans will generally range from 4-12 to months for residential property and from 6 to 18 months for non-residential and multi-family properties. Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his employment and other income and are secured by real estate whose value tends to be easily ascertainable. These loans will be made consistent with the appraisal policies and real estate lending policies, which will detail maximum loan-to-value ratios and maturities. Loans for owner-occupied property will generally be made with a loan-to-value ratio of up to 80% for first liens and 85% for junior liens. Higher loan-to-value ratios may be allowed based on the borrower's unusually strong general liquidity, net worth and cash flow. Loan-to-value ratios for home equity lines of credit will generally not exceed 90%. If the loan-to-value ratio exceeds 80% for residential mortgage loans, the Banks will obtain appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral. Construction lending entails significant additional risks, compared with residential mortgage lending. Construction loans often involve larger loan balances concentrated with single borrowers or groups of related borrowers. Construction loans also involve additional risks attributable to the fact that loan funds are advanced upon the security of property under construction, which is of uncertain value prior to the completion of construction. Thus, it is more difficult to evaluate accurately the total loan funds required to complete a project and related loan-to-value ratios. To minimize the risks associated with construction lending, each Bank will limit loan-to-value ratios for residential property to 85% and for non-residential property and multi-family properties to 80%, in addition to its usual credit analysis of its borrowers. Management expects that the loan-to-value ratios described above will be sufficient to compensate for fluctuations in the real estate market to minimize the risk of loss.

         Consumer Loans. Consumer loans of the Banks will consist primarily of
         --------------
installment loans to individuals for personal, family and household purposes. The specific types of consumer loans expected to be made by the Banks include home improvement loans, debt consolidation loans and general consumer lending. Consumer loans may entail greater risk than residential mortgage loans do, particularly in the case of consumer loans that are unsecured, such as lines of credit, or secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan such as the Bank, and a borrower may be able to assert against such assignee claims and defenses that it has against the seller of the underlying collateral. Each Bank's policy for consumer loans will be to accept moderate risk while minimizing losses, primarily through a careful analysis of the borrower. In evaluating consumer loans, the Banks will require its lending officers to review the borrower's level and stability of income, past credit history and the impact of these factors on the ability of the borrower to repay the loan in a timely manner. In addition, the Banks will require that their banking officers maintain an appropriate margin between the loan amount and collateral value. TransCommunity expects that many of its consumer loans will be made to the principals of the small and medium-sized businesses for whom the Banks provide banking services.

         Credit Card and Other Loans. Each Bank also expects to issue credit
         ---------------------------
cards to certain of its customers. In determining to whom it will issue credit cards, each Bank will evaluate the borrower's level and stability of income, past credit history and other factors. Finally, the Banks expect to make additional loans that may not be classified in one of the above categories.

         Deposits. Management intends to offer a broad range of interest-bearing
         --------
and noninterest-bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest-bearing savings accounts and certificates of deposit with a range of maturity date options. Management anticipates that the primary sources of deposits will be small and medium-sized businesses and individuals within an identified market. In each identified market, senior management will have the authority to set rates within specified parameters in order to remain competitive with other financial institutions. All deposits will be insured by the FDIC up to the maximum amount permitted by law. Each Bank expects to implement a service charge fee schedule, which will be competitive with other financial institutions in a Bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and other similar fees.

         Specialized Consumer Services. The Banks intend to offer specialized
         -----------------------------
products and services to its customers, such as lock boxes, travelers checks and safe deposit services.

         Courier Services. TransCommunity or the individual Banks expects to
         ----------------
offer courier services to its business customers. Courier services permit each Bank the opportunity to provide the convenience and personalized service its customers require by scheduling pick-ups of deposits.

         Telephone and Internet Banking. TransCommunity believes that there is a
         ------------------------------
strong demand within its market for telephone banking and internet banking. Both services allow customers to access detailed account information, execute transactions and pay bills electronically. Management believes that these services are particularly attractive for its customers, as it will enable them to conduct their banking business and monitor their bank accounts from remote locations. Management of TransCommunity believes that telephone and internet banking will assist the Banks in attracting and retaining customers and will also encourage its customers to maintain their total banking relationships with TransCommunity.

         Automatic Teller Machines ("ATMs"). TransCommunity plans to have an ATM
         ----------------------------------
at each office of each Bank. Management intends to make other financial institutions' ATMs available to its customers and to offer customers a certain number of free ATM transactions per month.

         Other Products and Services. TransCommunity intends to evaluate other
         ---------------------------
services such as trust services, brokerage and investment services, insurance, and other permissible activities. Management expects to introduce these services as they become economically viable.

Competition

         Banks generally compete with other financial institutions through the selection of banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered. Virginia law permits statewide branching by banks. Consequently, commercial banking in Virginia is highly competitive. Many large banking organizations, several of which are controlled by out-of-state holding companies, currently operate in the Richmond, Virginia metropolitan area, and at least one such organization operates offices in TransCommunity's targeted market areas. In addition, competition between commercial banks and thrift institutions (savings institutions and credit unions) has intensified significantly by the elimination of many previous distinctions between the various types of financial institutions and the expanded powers and increased activity of thrift institutions in areas of banking which previously had been the sole domain of commercial banks. Legislation enacted in recent years, together with other regulatory changes by the primary regulators of the various financial institutions, has resulted in the almost total elimination of practical distinctions between a commercial bank and a thrift institution. Consequently, competition among financial institutions of all types is largely unlimited with respect to legal ability and authority to provide most financial services. Furthermore, as a consequence of federal legislation, out-of-state banks not previously allowed to operate in Virginia are allowed to commence operations and compete in TransCommunity's targeted market areas. See "Government Supervision and Regulation--Interstate Banking and Branching."

         Each of the Banks will face competition from other banks, as well as thrift institutions, consumer finance companies, insurance companies and other institutions in the Banks' respective market areas. Some of these competitors are not subject to the same degree of regulation and restriction imposed upon the Banks. Some of these competitors also have broader geographic markets and substantially greater resources and lending limits than the Banks and offer certain services such as trust banking that the Banks are not expected to provide in the near term. In addition, certain of these competitors have numerous branch offices located throughout the market area surrounding the market areas of the Banks that TransCommunity believes may provide these competitors with an advantage in geographic convenience that the Banks do not have at present. Such competitors may also be in a position to make more effective use of media advertising, support services, and electronic technology than can the Banks.

Legal Proceedings

         In the ordinary course of operations, TransCommunity and the Banks expect to be parties to various legal proceedings. At present, there are no pending or threatened proceedings against TransCommunity or any of the Banks which, if determined adversely, would have a material effect on the business, results of operations, or financial position of TransCommunity or any of the Banks.

Properties

         TransCommunity's headquarters are currently located in the Bank of Powhatan's offices at 2320 Anderson Highway. TransCommunity expects to lease its own headquarters /office space within its market area.

         The Bank of Powhatan is located at 2320 Anderson Highway, Powhatan, Virginia. The Bank's building, which the Bank of Powhatan has substantially renovated, is a two-story brick structure, containing approximately 6,000 square feet. It has four teller stations, three drive-through windows and a drive-up ATM and night depository.

Employees

         At May 31, 2001, TransCommunity had 2 full time employees, the Chief Executive Officer and the President.


                                  MANAGEMENT

Directors and Executive Officers of TransCommunity

         Currently, TransCommunity's Board of Directors consists of ten directors. The following sets forth certain information regarding TransCommunity's executive officers and directors as of the date of this Prospectus and for previous periods of at least five years. The TransCommunity's Articles of Incorporation provide for a classified Board of Directors, so that, as nearly as possible, one-third of the directors are elected each year to serve three-year terms. Executive officers of TransCommunity serve at the discretion of TransCommunity's Board of Directors.

     Name (Age)                                       Principal Occupation
     ----------                                       --------------------

William H. Abeloff (66)                         Real estate developer,
                                                consultant and investor.
                                                Attorney-owner, Pocahontas
                                                Farm, a farming business
                                                located in Goochland, Virginia.

Thomas M. Crowder (45)                          Executive Vice President,
                                                Guilford Company, Richmond,
                                                Virginia.

Susan B. Hardwicke (48)                         President and Chief Executive
                                                Officer, EduTest, Inc.,
                                                Richmond, Virginia, Executive
                                                Vice President, Lightspan, Inc.

Richard W. Mayhew (50)                          President, Main Street Mortgage
                                                and Investment Corporation,
                                                Richmond, Virginia. Chief
                                                Financial Officer; Secretary and
                                                Treasurer, TransCommunity.

Julian C. Metts, Jr. (66)                       Orthodontist, Cumberland,
                                                Virginia; Director, Bank of
                                                Powhatan, N.A.

James L. Minter (62)                            Owner, J.L. Minter Electrical
                                                Contractor, Powhatan, Virginia;
                                                Owner,  Swansboro Mechanical,
                                                Inc., Powhatan, Virginia;
                                                Director, Bank of Powhatan, N.A.

George W. Rimler (59)                           Professor of Management,
                                                Virginia Commonwealth
                                                University, Richmond, Virginia.
                                                Virginia Family Business Forum,
                                                Director.

John J. Sponski ( 61 )                          Retired.  Former Executive Vice
                                                President, Bank of America
                                                Corporation.

John C. Watkins (54)                            President, Watkins Nursery,
                                                Inc., Midlothian, Virginia;
                                                Member, Virginia State Senate;
                                                Director, Bank of Powhatan, N.A.


William C. Wiley (55)                           Chairman and Chief Executive
                                                Officer, TransCommunity;
                                                Chairman, Bank of Powhatan,
                                                N.A., Powhatan, Virginia;
                                                Chairman, President and Chief
                                                Executive Officer of DPO
                                                Holdings Inc., Richmond,
                                                Virginia.

Terms for the directors of TransCommunity expire as follows: 2002 - Mayhew, Minter and Watkins; 2003 - Abeloff, Crowder, Rimler; 2004 - Hardwicke, Metts, Sponski and Wiley.

Executive Officers of TransCommunity Who Are Not Directors

         Bruce B. Nolte (54) - President and Chief Operating Officer. A native of Richmond, Virginia, Mr. Nolte has more than 20 years' experience in the financial services industry. Most recently, he served as Executive Vice President and General Counsel of a subsidiary of First Tennessee Bank, N.A. Mr. Nolte is a graduate of the U.S. Military Academy, and holds a law degree from the University of Richmond.

Directors of Bank of Powhatan, N.A.

         The following individuals serve as directors for the Bank of Powhatan:

         Name (Age)                               Principal Occupation
         ----------                               --------------------

John H. Anderson, Jr. (58)          Retired; Former Regional Manager of
                                    Jefferson National Bank

Margaret F. Ball (73)               Retired; Former Co-Owner and
                                    Secretary/Treasurer of O.W. Ball Lumber
                                    Company, Powhatan, Virginia

Robert M. Duncan (63)               President, P.L. Duncan and Sons, Inc., a
                                    farming business located in Columbia,
                                    Virginia; President, Cartersville Medical
                                    Center

James F. Keller (44)                President & CEO, Bank of Powhatan, N.A.,
                                    Powhatan, Virginia

William E. Maxey, Jr. (79)          Clerk of the Circuit Court of Powhatan
                                    County, Powhatan, Virginia

Julian C. Metts, Jr. (66)           Orthodontist, Cumberland, Virginia

James L. Minter (62)                Owner, J.L. Minter Electrical Contractor,
                                    Powhatan, Virginia; Owner, Swansboro
                                    Mechanical, Inc., Powhatan, Virginia

Andrew W. Pryor (56)                Owner, Hills-Dale Farm, a farming business
                                    located in Goochland, Virginia

John C. Watkins (54)                President, Watkins Nursery, Inc.,
                                    Midlothian, Virginia; Member, Virginia State
                                    Senate

George W. Whitlow (53)              Owner of Whitlow Chevrolet, Lexus of
                                    Richmond, Whitlow Travel Service, King Pin
                                    Lanes and Fidelity Finance, all located in Richmond, Virginia

William C. Wiley (55)               Chairman & Chief Executive Officer of
                                    TransCommunity Bankshares Incorporated;
                                    Chairman, Bank of Powhatan, N.A., Powhatan,
                                    Virginia; Chairman, DPO Holdings, Inc. a consulting and management company located in Richmond, Virginia.

Delmar P. Wright (47)*              Deputy Chief Inspector, Office of
                                    Professional Standards and Resources
                                    Development, U.S. Postal Inspection Service

Elwood F. Yates, Jr. (70)           Retired; Former Owner of Yates Ford, Inc.,
                                    Powhatan, Virginia

___________________


*Nominated for election by shareholders of Bank of Powhatan, N.A. at annual meeting to be held August __, 2001.

Security Ownership of Directors and Executive Officers of TransCommunity and Bank of Powhatan

         The following table sets forth information as of August _____, 2001 regarding the number of shares of TransCommunity common stock beneficially owned by the directors of TransCommunity and the directors of Bank of Powhatan, and by all directors and executive officers of TransCommunity as a group, reflecting [the assumed] consummation of the share for share exchange of shares of TransCommunity common stock for shares of common stock of the Bank of Powhatan under the plan of reorganization effective on August __, 2001, and the [assumed] issuance of [43,250] shares of common stock to the organizing directors and officers of TransCommunity based on stock subscriptions received from such individuals. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

                                              Common Stock
                                               Beneficially
Name                                           Owned(1)(2)   Percentage of Class
----                                           -----------   -------------------


William H. Abeloff                                 2,500(3)          *

John H. Anderson, Jr.                              2,000             *

Margaret F. Ball                                   3,000             *

Thomas M. Crowder                                    500(3)          *

Robert M. Duncan                                   2,500             *

Susan B. Hardwicke                                 5,000(3)          *

James F. Keller                                   12,100(3)          1.7%

William E. Maxey, Jr.                              2,000             *

Richard W. Mayhew                                 10,000(3)          1.4%

Julian C. Metts, Jr.                              11,000(3)          1.5%

James L. Minter                                    6,000(3)          *

Bruce B. Nolte                                     1,000(3)          *

Andrew W. Pryor                                    1,000             *

George W. Rimler                                   5,000(3)          *

John J. Sponski                                      250(3)          *

John C. Watkins                                    2,500             *

George W. Whitlow                                  6,500             *

William C. Wiley                                   4,000             *

Elwood F. Yates, Jr.                               3,615             *

All TransCommunity executive officers
   and directors as a group (11 persons)          59,750             8.4%

All TransCommunity and Bank of Powhatan
   officers and directors as a group (19 persons) 80,365            11.3%

________________

*        Less than one percent (1%) of class.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2) Excludes shares awarded to directors under TransCommunity's stock option plan, as follows: Mr. Anderson, 2,900; Ms. Ball, 3,825; Mr. Duncan, 3,300; Mr. Keller, 1,000; Mr. Maxey, 2,650; Mr. Metts, 4,150;
         Mr. Minter, 5,925; Mr. Pryor, 1,675; Mr. Watkins, 3,200; Mr. Whitlow; 4,400; Mr. Wiley 5,850; and Mr. Yates, 4,400. No portion of such shares vest until the first anniversary of the date of grant, which was May 16, 2001. The stock option plan of Bank of Powhatan was assumed by TransCommunity in connection with the reorganization whereby Bank of Powhatan became a wholly-owned subsidiary of TransCommunity.

(3) [On August __, 2001, TransCommunity issued shares of common stock subscribed for by the organizing directors and officers of TransCommunity at a subscription price of $10.00 per share as follows:
         Abeloff - 2,500; Crowder - 500; Hardwicke - 5,000; Keller - 12,000; Mayhew - 10,000; Metts - 5,000; Minter - 1,000; Nolte - 1,000; Rimler -
         5,000; and Sponski - 250.]

Security Ownership of Certain Beneficial Owners

         No one is known to be the beneficial owner of more than five percent of the issued and outstanding common stock of TransCommunity.

Executive Compensation and Employment Agreements

         On March 13, 2001 the organizing directors of TransCommunity and Mr. Wiley entered into an employment agreement for Mr. Wiley's services as chairman and chief executive officer that provides for an annual salary of $118,500. On April 16, 2001, TransCommunity and Mr. Nolte entered into a three year employment agreement for Mr. Nolte's services as president that provides for an annual salary of $124,000. If Mr. Nolte's employment is terminated by TransCommunity without cause prior to the expiration of the three year term, Mr. Nolte will receive one year's salary.

Stock Option Plan

         TransCommunity's stock option plan was adopted on May 8, 2001, in order to reward employees and directors for services rendered and investment risks undertaken to date and to provide flexibility to TransCommunity in its ability to motivate, attract, and retain the services of employees and directors of TransCommunity and its subsidiaries upon whose effort the successful conduct of its operation is largely dependent. The plan will expire on May 7, 2011, unless sooner terminated by the Board. To date, options to acquire 45,575 shares have been awarded under the plan.

         The plan is administered by the Stock Option Committee of TransCommunity's Board of Directors, which consists entirely of the non-employee directors of TransCommunity's Executive Committee. The Stock Option Committee has the power, among others, to determine the employees and directors to whom awards shall be made. In administering the plan, the committee generally has the authority to determine the terms and conditions upon which awards may be made and exercised, but no option will be exercisable in any event after ten years from its grant, to determine terms and provisions of each written agreement evidencing an award, to construe and interpret the plan and the agreements, to establish, amend or waive rules or regulations for the plan's administration, to accelerate the exercisability of any award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the plan. The members of the committee are indemnified by TransCommunity against the reasonable expenses incurred by them, including attorney's fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the plan.

         The plan provides that options for up to 67,000 shares of TransCommunity's common stock may be issued to employees and directors under the plan. The committee will adjust the number of shares subject to each outstanding award, the exercise price and the aggregate number of shares from which grants or awards may be made in order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by TransCommunity.

         Subject to the terms, conditions and limitations of the plan, the committee may modify, extend or renew outstanding awards, or, if authorized by the Board, accept the surrender of outstanding awards and authorize new awards in substitution therefor, including awards with lower exercise prices or longer terms than the surrendered awards. The committee may also modify any outstanding agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

         The Board of Directors may terminate, amend or modify the plan from time to time in any respect, unless the particular amendment or modification would adversely affect any optionee in which case the consent of the optionee would be required. Any such amendment may be effected without shareholder approval except to the extent that such approval is required by the Internal Revenue Code of 1986, as amended, pursuant to the rules under Section 16 of the Securities Exchange Act of 1934, by any national securities exchange or system on which the stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.

         Employees and directors of TransCommunity and any subsidiaries (including any director who is also an employee) who are selected by the committee are eligible for awards under the plan. Such employees include any employee of TransCommunity and any subsidiaries, regardless of title or position. An employee may not be granted options covering more than 10,000 shares in any calendar year (determined without regard to options granted to directors, including any employee director). A director may not be granted options covering more than 7,500 shares in any calendar year (determined without regard to options granted to employees, including any employee director).

     The exercise price of an award may not be less than 100% of the fair market value of the shares on the award date. Unless the committee determines otherwise, one-third of an award to an employee (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date and may only be exercisable while the employee is employed by TransCommunity or its subsidiaries. Unless the committee determines otherwise, one-third of an award to a director (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date. The full award becomes immediately vested and exercisable if the director's service as a director terminates on account of his death, his retirement in accordance with any company policy on mandatory retirement for directors, his permanent and total disability or his failure to be reelected after requesting to stand for reelection. Unless otherwise provided by the committee, each award becomes vested and exercisable in the event of a change in control of TransCommunity . All options are subject to exercise or forfeiture if TransCommunity's capital falls below its minimum requirements, as determined by its state or federal primary regulator, and TransCommunity's primary federal regulator so directs TransCommunity to require such exercise or forfeiture.

     All options awarded to date have an exercise price of $10.00 per share and a term of ten years. One-third of the options will vest annually in each of the first three years. The options will automatically vest in the event of a change of control of TransCommunity other than as a result of a reorganization, as is contemplated in this proxy. The option awards were made by the Stock Option Committee taking into consideration the relative "at risk" capital contributions made to TransCommunity to finance its initial organizational stage, attendance at bank board meetings, committee responsibilities, and efforts to enhance TransCommunity's business with new customers and potential customers.

Transactions with Related Parties

     Directors and officers of TransCommunity and persons with whom they are associated have had, and expect to have in the future, banking transactions with Bank of Powhatan in the ordinary course of their businesses. In the opinion of management of TransCommunity, all such loans and commitments for loans were made to these individuals on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

     Mr. Wiley, Chairman and Chief Executive Officer of TransCommunity and chairman of Bank of Powhatan, also serves as Chairman of the Board and is a majority shareholder of DPO Holdings, Inc. ("DPO"), a privately held consulting and management corporation. DPO provided certain consulting services to the organizers of TransCommunity prior to its incorporation and has provided similar services to TransCommunity since its incorporation in connection with the organizational activities of the Banks. These services have included, among other things, assistance in developing the information required to complete the applications required in connection with the formation of TransCommunity and the reorganization with Bank of Powhatan, as well as with the regulatory approvals for additional subsidiary banks contemplated to be organized as new subsidiaries of the TransCommunity.

     DPO was paid $37,000 in 2000 by the pre-incorporation organizers of TransCommunity. In 2001, DPO was paid $45,000 through March 31, 2001, by the pre-incorporation organizers of TransCommunity (and, subsequent to March 13, 2001, by TransCommunity) for its services.

     The consulting service relationship between DPO and the organizers of TransCommunity has been fully disclosed to the Board of Directors of TransCommunity. Mr. Wiley has received no portion of the monies paid to DPO in connection with the consulting services provided by DPO.

                     GOVERNMENT SUPERVISION AND REGULATION

     The following discussion sets forth some of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides some specific information relevant to TransCommunity and the Banks. Other laws and regulations that govern various aspects of the operations of banks and bank holding companies are not described herein, although violations of such laws and regulations could result in supervisory enforcement action against TransCommunity or a Bank. The regulatory framework is intended primarily for the protection of depositors and the Federal Deposit Insurance Funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on TransCommunity and the Banks.

General

     As a bank holding company, TransCommunity is subject to regulation under the Bank Holding Company Act of 1956 (as amended, the "BHCA") and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any additional bank or merge or consolidate with another bank holding company without the prior approval of the Federal Reserve.

     The earnings of TransCommunity's subsidiaries, and therefore TransCommunity's earnings, are affected by general economic conditions, management policies and legislative and governmental actions of various regulatory authorities, including the Federal Reserve, the OCC and the FDIC. In addition, federal law governs the activities in which the Banks may engage, the investments they may make and limits the aggregate amount of loans that may be granted to one borrower to 15% of a bank's capital and surplus. Various consumer and compliance laws and regulations also affect the Banks' operations.

     The OCC will conduct regular examinations of the Banks, reviewing such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of their operations. In addition to these regular examinations, the Banks must furnish the OCC with periodic reports containing a full and accurate statement of its affairs.

Payment of Dividends

     TransCommunity is a legal entity separate and distinct from the Banks. Virtually all of the revenues of TransCommunity will result from dividends paid to TransCommunity by the

Banks. TransCommunity's prior approval is required if the total of all dividends declared, including the proposed dividend, by a national bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus.

     Federal law also prohibits national banks from paying dividends that would be greater than the bank's undivided profits after deducting statutory bad debt in excess of the bank's allowance for loan losses. That means that each Bank must recover any start-up losses before it may pay a dividend to TransCommunity.

     In addition, TransCommunity and its subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including the requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be unsafe or unsound practice and to prohibit payment thereof. The appropriate federal regulatory authorities have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice and that banking organizations should generally pay dividends only out of current operating earnings. In addition, TransCommunity is subject to state laws that limit the amount of dividends it can pay. TransCommunity expects that these laws, regulations or policies will materially impact the ability of the Banks and, therefore, TransCommunity to pay dividends in the early years of operations.

Borrowings

     There are also various legal restrictions on the extent to which TransCommunity can borrow or otherwise obtain credit from its banking subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to TransCommunity or non-bank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to TransCommunity and all non-bank subsidiaries in the aggregate, to 20% of such lending bank's capital stock and surplus.

Capital Adequacy

     Under the risk-based capital requirements for bank holding companies, the minimum requirement for the ratio of capital to risk-weighed assets (including certain off-balance-sheet activities, such as standby letters of credit) is 8%. At least half of the total capital is to be composed of common stockholders' equity, retained earnings, a limited amount of qualifying perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill and certain intangibles ("tier 1 capital" and together with tier 2 capital "total capital"). The remainder of total capital may consist of mandatory convertible debt securities and a limited amount of subordinated debt, qualifying preferred stock and loan loss allowance ("tier 2 capital").

     In addition, the Federal Reserve Board has established minimum leverage capital ratio guidelines for bank holding companies. These requirements provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets less certain amounts ("leverage ratio") equal to 3% for bank holding companies that are rated a composite "1" and 4% for all other bank holding companies that meet certain criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of at least 4%. The guidelines also provide that bank holding companies experiencing significant growth or that have supervisory, financial, operation or managerial weakness, will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The risk-based capital standards of the OCC and the Federal Reserve explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution's overall capital adequacy. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a bank's capital adequacy. OCC and the Federal Reserve also have recently issued additional capital guidelines for bank holding companies that engage in certain trading activities. Furthermore, the guidelines indicate that the Federal Reserve will continue to consider a "tangible tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity.

     The following table summarizes the minimum regulatory and current capital ratios for TransCommunity, on a consolidated basis, and the Bank of Powhatan, at March 31, 2001, and also the pro forma combined capital ratios, assuming that the reorganization whereby Bank of Powhatan became a wholly-owned subsidiary of TransCommunity was completed as of March 31, 2001.

                                                 Capital Ratios
                                 ----------------------------------------------
                                                  Bank of
                                 Regulatory       Powhatan      Pro Forma
                                   Minimum        Current        Combined
                                   -------        -------        --------

Risk-based capital (1)
  Tier 1 (2).....................     4%            62.13%          62.22%
  Total (2)......................     8%            62.96%          63.05%
Leverage (2).....................     3%            42.70%          42.76%
Total shareholders' equity
  to total assets................     N/A           36.44%          36.50%

_________________
(1) The pro forma risk-based capital ratios have been computed using pro forma combined consolidated historical data for TransCommunity and the Bank of Powhatan at March 31, 2001.
(2) Risk-based capital ratios and leverage ratios are applicable only to the Bank of Powhatan.

Support of Subsidiary Banks

     The Federal Deposit Insurance Act, as amended ("FDIA"), among other things, imposes liability on an institution the deposits of which are insured by the FDIC, such as subsidiary banks, for certain potential obligations to the FDIC incurred in connection with other FDIC-insured institutions under common control with such institution.

     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata, and to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to sell the stock of such stockholder to make good the deficiency. Under Federal Reserve policy, TransCommunity is expected to act as a source of financial strength to each of TransCommunity's subsidiary banks and to commit resources to support each of those subsidiaries. This support may be required at times when, absent such Federal Reserve policy, TransCommunity may not find itself able to provide it.

     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority payment.

Prompt Corrective Action

     The FDIA, among other things, requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution's capital tier will depend upon where its capital levels compare to various relevant facts, as established by regulation.

     Federal regulatory authorities have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, the tier 1 capital ratio and the leverage ratio. Under the regulations, an FDIC-insured bank will be: (i) "well capitalized" if it has a total capital ratio of 10% or greater, a tier 1 capital ratio of 6% or greater and a leverage ratio of 5% or greater and is not subject to any order or written directive by any such regulatory authority to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total ratio of 8% or greater, a tier 1 capital ratio of 4% or greater and a leverage ratio of 4% or greater (3% in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than 8%, a tier 1 capital ratio of less than 4% or a leverage ratio of less than 4% (3% in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than 6%, a tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and (v) "critically undercapitalized" if its tangible equity is equal to or less than 2% of average quarterly tangible assets. An institution may be downgraded to, or deemed to be in, a capital category that is lower than indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of March 31, 2001, the Bank of Powhatan, TransCommunity's deposit-taking subsidiary bank, had capital levels that qualify it as being "well capitalized" under those regulations.

     The FDIC generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be "undercapitalized." "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became "undercapitalized", and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".

     "Significantly undercapitalized" depository institutions may be subject to number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.

     In addition to requiring undercapitalized institutions to submit a capital restoration plan, federal banking regulations contain broad restrictions on certain activities of undercapitalized institutions including asset growth, acquisitions, branch establishment and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

     As an institution's capital decreases, the FDIC's enforcement powers become more extensive. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The FDIC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

     Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has not tangible capital.

FDIC Insurance Assessments

     The deposits of Bank of Powhatan are insured by the FDIC up to the limits set forth under applicable law. The deposits of Bank of Powhatan are subject to the deposit insurance assessments of the Bank Insurance Fund ("BIF") of the FDIC. The new banks will be subject to the same assessments. The FDIC adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. Depository institutions insured by the BIF that are "well capitalized", are required to pay only the statutory minimum assessment of $2,000 annually for deposit insurance, while all other banks are required to pay premiums ranging from .03% to .30% of domestic deposits. These rate schedules are subject to future adjustments by the FDIC.

     In addition, the FDIC has authority to impose special assessments from time to time. However, because the legislation enacted in 1996 requires that both Savings Association Insurance Fund ("SAIF") insured and BIF-insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation ("FICO"), the FDIC is assessing BIF-insured deposits an additional 1.30 basis points per $100 of deposits to cover those obligations.

     An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied.

     FDICIA requires a system of risk-based assessments under which banks that pose a greater risk of loss to the FDIC will be required to pay a higher insurance assessment. The FDIC is authorized to prohibit any BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the respective insurance fund. Also, the FDIC may initiate enforcement actions against banks, after first giving the institution's primary regulatory authority an opportunity to take such action. The FDIC may terminate the deposit insurance of any depository institution if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. The FDIC also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of Bank of Powhatan's deposit insurance.

Depositor Preference Statute

     Under federal law, deposits and certain federal claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

Interstate Banking and Branching Legislation

     The Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA"), authorized interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, it authorized, beginning June 1, 1997, a bank to merge with a bank in another state as long as neither of the states opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under applicable Federal or state law. Virginia enacted early "opt in" laws, permitting interstate bank merger transactions.

Financial Modernization Act of 1999

     The Gramm-Leach-Bliley Financial Modernization Act of 1999 ("GLBA") was enacted on November 12, 1999, and became effective March 11, 2000. The GLBA enables bank holding companies to acquire insurance companies and securities firms and effectively repeals depression-era laws that prohibited the affiliation of banks and other financial services entities under a single holding company.

     Bank holding companies and other types of financial services entities may elect to become financial holding companies under the new law. Financial holding companies are permitted to engage in activities considered financial in nature, as defined in GLBA, and may engage in a substantially broader range of activities than bank holding companies or banks. The GLBA enables financial holding companies to offer virtually any type of financial service, or services incident to financial services, including banking, securities underwriting, insurance underwriting and making merchant banking investments in commercial and financial companies. The new financial services authorized by the GLBA also may be engaged in by a "financial subsidiary" of a national or state bank, with the exception of insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development, and merchant banking, all of which must be conducted under the financial holding company. In addition, the GLBA allows insurers and other financial services companies to acquire banks; removes various restrictions that applied to bank holding company ownership of securities firms and mutual fund advisory companies; and establishes the overall regulatory structure applicable to bank holding companies that also engage in insurance an securities operations.

     To become a financial holding company, a bank holding company must provide notice to the Federal Reserve Board of its desire to become a financial holding company, and certify to the Federal Reserve Board that each of its bank subsidiaries is "well-capitalized," "well-managed" and has at least a "satisfactory" rating under the CRA.

     The GLBA establishes a system of functional regulation, under which the Federal Reserve Board will regulate the banking activities of financial holding companies and other federal regulators will regulate banks' financial subsidiaries. The Securities and Exchange Commission (the "Commission") will regulate securities activities of financial holding companies and state insurance regulators will regulate their business activities. The GLBA also provides new protections against the transfer and use by financial institutions of consumers' non-public, personal information.

     The GLBA also modifies other current financial laws, including laws related to financial privacy and community reinvestment. The new financial privacy provisions generally prohibit financial institutions, including TransCommunity, from disclosing nonpublic personal financial information to nonaffiliated third persons unless customers have the opportunity to "opt out" of the disclosure.

Enforcement Powers

     The federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject TransCommunity or the Banks, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and substantial civil money penalties. The appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan.

Community Reinvestment

     The requirements of the Community Reinvestment Act ("CRA") are applicable to the Banks. The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. A financial institution's efforts in meeting community credit needs currently are evaluated as part of the examination process pursuant to twelve assessment factors. These factors also are considered when considering applications to establish branches, merger applications and applications to acquire the assets and assume the liabilities of another bank.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed by federal banking agencies in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or thrift or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

Consumer Laws and Regulations

     In addition to the laws and regulations discussed herein, the Banks are also subject to certain consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth herein is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Fair Housing Act and the GLBA, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans to or engaging in other types of transactions with such customers.

Other Safety and Soundness Regulations

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by Federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event the depository institution becomes in danger of default or is in default. For example, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by the BIF as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provision if it determines that a waiver is in the best interests of the BIF. The FDIC's claim for reimbursement is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

     Federal regulatory authorities also have broad enforcement powers over TransCommunity and the Banks, including the power to impose fines and other civil and criminal penalties, and to appoint a receiver in order to conserve the assets of any such institution for the benefit of depositors and other creditors.

Economic and Monetary Polices

     The operations of TransCommunity are affected not only by general economic conditions, but also by the economic and monetary policies of various regulatory authorities. In particular, the Federal Reserve regulates money, credit and interest rates in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of loans, investments and deposits and affect interest rates charged on loans or paid for time and savings deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

                         DESCRIPTION OF CAPITAL STOCK

     The following summary description of the material features of the capital stock of TransCommunity is qualified in its entirety by reference to applicable provisions of Virginia law and the Articles of Incorporation (the "Articles") and the Bylaws (the "Bylaws") of TransCommunity, which are exhibits to the Registration Statement on file with the Commission.

Authorized and Outstanding Capital Stock

     The authorized capital stock of TransCommunity consists of 5,000,000 shares of common stock, par value $.01 per share. As of August ___, 2001, there were [714,186] shares of common stock issued and outstanding held by approximately 1,600 holders of record.

Common Stock

     The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and possess exclusively all voting power. The Articles do not provide for cumulative voting for the election of directors. The holders of common stock are entitled to such dividends as may be declared from time to time by TransCommunity's Board of Directors from funds available therefore, and upon liquidation will be entitled to receive pro rata all assets of TransCommunity available for distribution to such holders. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Certain Provisions of TransCommunity's Articles of Incorporation and Bylaws

     The Articles and Bylaws contain provisions that may have the effect of delaying or preventing a change in control of TransCommunity. The Articles and Bylaws provide: (i) that the Board of Directors shall be divided into three classes and at each annual meeting of shareholders thereafter one class shall be elected each year to serve a three-year term; (ii) that directors may be removed only for cause and only by the affirmative vote of holders of more than two-thirds of TransCommunity's outstanding voting stock; (iii) that a vacancy on the Board shall be filled by the remaining directors; and (iv) that special meetings of the shareholders may be called only by the President, by the Chairman of the Board, or by the Board of Directors and may not be called by the shareholders. The Bylaws require advance notification for a shareholder to bring business before a shareholders' meeting or to nominate a person for election as a director.

     The Articles also require that any amendment to the Articles or any merger or share exchange to which TransCommunity is a party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of TransCommunity's property, other than in the usual and regular course of business, must be approved by the affirmative vote of a majority of the votes entitled to be cast by each voting group entitled to vote on such amendment or transaction; provided, however, that if such amendment or transaction is approved by less than two-thirds of TransCommunity's Directors, holders of more than 80% of the issued and outstanding shares of TransCommunity's common stock must vote in favor of such amendment or transaction.

Affiliated Transactions

     The Virginia Stock Corporation Act (the "Virginia Act") contains provisions governing "Affiliated Transactions" designed to deter certain coercive two-tier takeovers of Virginia corporations. Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an "Interested Shareholder" (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Act, an "Interested Shareholder" is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

     Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of more than two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the "Disinterested Directors." A "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the corporation's board of directors. At the expiration of the three year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of more than two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the Interested Shareholder.

     The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. The fair price requirements also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder, unless approved by a majority of the Disinterested Directors.

     None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder (i) who was an Interested Shareholder on the date the corporation first became subject to the provisions of the Virginia Act governing Affiliated Transactions by virtue of its having 300 shareholders of record or (ii) whose acquisition of shares making such a person an Interested Shareholder was approved by a majority of the corporation's Disinterested Directors.

     In addition, the Affiliated Transactions provisions provide that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. TransCommunity has not adopted such an amendment.

Control Share Acquisitions

     The Virginia Act contains provisions regulating certain "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33-1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. If the acquiring person's shares are not accorded voting rights (or if no request for a special meeting is made by an acquiror), the corporation may, if authorized by its charter and bylaws prior to the control share acquisition, purchase the acquiring person's shares at their cost to the acquiring person. If voting rights are approved and the acquiring person controls 50% or more of the voting power, all shareholders other than the acquiring person have dissenters' rights which enable them to receive the "fair value" of their shares. "Fair value" is not less than the highest price paid in the control share acquisition. The provisions of the Virginia Act relating to control share acquisitions are inapplicable to a corporation until it has more than 300 shareholders. The Virginia Act permits corporations to opt-out of its provisions by adopting a bylaw or charter provision prior to a control share acquisition stating that the control share provisions of the Virginia Act shall not apply. TransCommunity's Bylaws contain a provision opting-out of the control share provisions of the Virginia Act.

Liability and Indemnification of Directors and Officers

     As permitted by the Virginia Act, the Articles contain provisions which indemnify directors and officers of TransCommunity to the full extent permitted by Virginia law and eliminate the personal liability of directors and officers for monetary damages to TransCommunity or its shareholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by the Virginia Act. These provisions do not limit or eliminate the rights of TransCommunity or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

     In addition, the Articles provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. TransCommunity has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

Transfer Agent and Registrar

     Registrar and Transfer Company will serve as transfer agent and registrar for the common stock.

Shares Eligible for Future Sale

     All of the shares issued in the offering will be freely tradeable without restriction or registration under the Securities Act of 1933, as amended (the "Securities Act"), unless owned by an affiliate of TransCommunity. An affiliate of an issuer is defined in Rule 144 under the Securities Act as a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the issuer. Rule 405 under the Securities Act defines the term "control" to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the person whether through the ownership of voting securities, by contract, or otherwise. All directors and executive officers of TransCommunity will likely be deemed to be affiliates. See "Management--Ownership of the Common Stock." Shares held by affiliates may be eligible for sale in the open market without registration in accordance with the provisions of Rule 144.

          In general, under Rule 144 any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including affiliates, and any affiliate who holds shares sold in a public offering, may sell, within any three-month period, a number of such shares that does not exceed the greater of (i) one percent (1%) the then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Rule 144 also requires that the securities must be sold in "brokers' transactions," as defined in the Securities Act, and the person selling the securities may not solicit orders or make any payment in connection with the offer or sale of securities to any person other than the broker who executes the order to sell the securities. After restricted securities are held for two years, a person who is not deemed an affiliate of TransCommunity is entitled to sell such shares under Rule 144 without regard to the volume and manner of sale limitations described above. Sales of shares by affiliates will continue to be subject to the volume and manner of sale limitations.

          No prediction can be made of the effect, if any, that future sales of shares of common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

                                LEGAL OPINIONS

          Certain legal matters in connection with the common stock offered hereby are being passed upon for TransCommunity by Troutman Sanders Mays & Valentine LLP, Richmond, Virginia.

                                    EXPERTS

          The balance sheet of Bank of Powhatan as of December 31, 2000, and the statements of operations, stockholders' equity, and cash flows of Bank of Powhatan for the year ended December 31, 2000, have been included in this Prospectus in reliance on the report of S.B. Hoover and Company, L.L.P., independent accountants, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

          TransCommunity has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the common stock offered hereby. For further information with respect to TransCommunity and the common stock offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed as a part thereof. The Registration Statement, including exhibits, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or part of the Registration Statement may be obtained from the Commission's principal office in Washington, D.C. upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         Prior to the reorganization through which Bank of Powhatan, N.A. became a wholly-owned subsidiary of TransCommunity, Bank of Powhatan, N.A. was subject to the informational reporting requirements of the rules and regulations of the Office of the OCC. Pursuant to these reporting requirements, including the Securities Exchange Act of 1934 as adopted by the OCC, the bank filed its quarterly reports on Form 10-QSB and its annual report on Form 10-KSB for the year ended December 31, 2000, with the OCC. The OCC maintains a public reference room at Independence Square, 250 E Street, SW, Washington, D.C. 20219, and copies may be obtained from the OCC at prescribed rates or by calling the OCC at
(202) 874-5000. The OCC also maintains a web site that contains useful information. The address of the OCC web site is http://www.occ.treas.gov/.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

TransCommunity Bankshares Incorporated (unaudited)

     Independent Accountant's Report                                        F-3

     Statements of Financial Condition                                      F-4
     March 31, 2001, and December 31, 2000

     Statement of Income                                                    F-5
     For the Three Months ended March 31, 2001, and
     From Inception to March 31, 2001, and
     From Inception to December 31, 2000

     Statement of Stockholders' Equity                                      F-6
     For the Three Months ended March 31, 2001, and
     Inception through December 31, 2000

     Statement of Cash Flows                                                F-7
     For the Three Months ended March 31, 2001, and
     From Inception to March 31, 2001, and
     From Inception to December 31, 2000

     Notes to Financial Statements                                          F-8

Bank of Powhatan, N.A.

     Financial Statements included in Form 10KSB
     For the Year Ended December 31, 2000
     Independent Auditors' Report                                          F-11

     Statement of Financial Condition (audited)                            F-12
        as of December 31, 2000

     Statement of Income (audited) for the                                 F-13
        Year Ended December 31, 2000

     Statement of Stockholders' Equity (audited) for the                   F-14
        Year Ended December 31, 2000

     Statement of Cash Flows (audited) for the                             F-15
        Year Ended December 31, 2000

     Notes to Financial Statements (audited)                               F-16

     Financial Statements Included in Form 10QSB
     For the Three Months Ended March 31, 2001
     Independent Accountant's Report                                               F-26

     Consolidated Statements of Income - (unaudited)                               F-27
        Three Months Ended March 31, 2001 and 2000

     Consolidated Statements of Condition - (unaudited)                            F-28
        For the Three Months Ended March 31, 2001 and December 31, 2000

     Consolidated Statement of Changes in Stockholders' Equity (unaudited)         F-29
        For the Three Months Ended March 31, 2001 and 2000

     Consolidated Statements of Cash Flows - (unaudited)                           F-30
        For the Three Months Ended March 31, 2001 and 2000

     Notes to Consolidated Financial Statements (unaudited)                        F-31

Pro Forma Consolidated Financial Statements for TransCommunity Bankshares
Incorporated (unaudited)

     Independent Accountant's Report                                               F-32

     Pro Forma Consolidated Statements of Financial Conditions                     F-33
     March 31, 2001, and December 31, 2000 (Unaudited)

     Pro Forma Consolidated Statements of Income                                   F-34
     For the Three Months ended March 31, 20001, and
     For the Year Ended December 31, 2000 (Unaudited)

     Pro Forma Consolidated Statements of Stockholders' Equity                     F-35
     The Three Months ended March 31, 2001, and
     For the Year Ended December 31, 2000 (Unaudited)

     Notes to Pro Forma Consolidated Financial Statements                          F-36
     (Unaudited)

                 [LETTERHEAD OF S.B. HOOVER & COMPANY, L.L.P.]
--------------------------------------------------------------------------------





                        INDEPENDENT ACCOUNTANTS' REPORT



To Board of Directors and Stockholders
TransCommunity Bankshares, Inc.
Powhatan, Virginia


   The accompanying statements of financial condition of TransCommunity Bankshares, Inc. (a development stage company) as of March 31, 2001 and December 31, 2000 and the related statements of income, stockholders' equity, and cash flows for the three months ended March 31, 2001 and the period from inception through December 31, 2000 and March 31, 2001 were not audited by us and, accordingly, we do not express an opinion on them.


                                                  S. B. Hoover & Company, L.L.P.



June 19, 2001




  Members of the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants

                               TRANSCOMMUNITY BANKSHARES, INC.
                                (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF FINANCIAL CONDITION
                            MARCH 31, 2001, AND DECEMBER 31, 2000
                                         (UNAUDITED)




                                                       March 31,    December 31,
                                                         2001          2000
Assets:

Cash                                                   $  39,362     $  7,925
                                                       ---------     ========


  Total Assets                                         $  39,362     $  7,925
                                                       =========     ========


Liabilities:
Accrued expenses and other liabilities                    30,232            -
                                                       ---------     --------

  Total Liabilities                                       30,232            -
                                                       ---------     --------

Stockholders' Equity:

Common stock subscriptions - 4,500 at 12/31/00
  and 14,500 at 3/31/01                                  145,000       45,000
  5,000,000 shares authorized - $0.01 par value


Deficit accumulated during the development stage        (135,870)     (37,075)
                                                       ---------     --------

  Total Stockholders' Equity                               9,130        7,925
                                                       ---------     --------

  Total Liabilities and Stockholders' Equity           $  39,362     $  7,925
                                                       =========     ========




The accompanying notes are an integral part of this statement.  See Accountant's
                                    Report.

                        TRANSCOMMUNITY BANKSHARES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF INCOME
                FOR THE THREE MONTHS ENDED MARCH 31, 2001, AND
                     FROM INCEPTION TO MARCH 31, 2001 AND
                      FROM INCEPTION TO DECEMBER 31, 2000
                                  (UNAUDITED)




                                    Three Months    Inception to   Inception to
                                       Ended          March 31      December 31
                                      March 31           2001           2000
                                        2001
Expenses
      Consulting fees                   57,753           94,753         37,000
      Legal fees                        38,335           38,335              -
      Other operating expenses           2,707            2,782             75
                                      --------        ---------       --------

      TotaL Expenses                   98,795          135,870         37,075
                                      --------        ---------       --------

Net Loss                              $(98,795)       $(135,870)      $(37,075)
                                      ========        =========       ========




The accompanying notes are an integral part of this statement.  See Accountant's
                                    Report.

                        TRANSCOMMUNITY BANKSHARES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE THREE MONTHS ENDED MARCH 31, 2001, AND
                      INCEPTION THROUGH DECEMBER 31, 2000
                                  (UNAUDITED)

                                         Shares of
                                           Common               Common
                                           Stock                 Stock               Accumulated
                                         Subscribed            Subscribed              Deficit                  Total
Stock subscriptions sold through
   December 31, 2000                            4,500            $ 45,000                                     $ 45,000

Net loss through Dec. 31, 2000                                                         (37,075)                (37,075)

                                         ------------         -----------            ---------                --------
Balance, December 31, 2000                      4,500            $ 45,000            $ (37,075)               $  7,925

Stock subscriptions sold three
   months ended March 31, 2001                 10,000             100,000                                      100,000

Net loss for three months ended
   March 31, 2001                                                                      (98,795)                (98,795)

                                         ------------         -----------            ---------                --------

Balance, March 31, 2001                        14,500            $145,000            $(135,870)               $  9,130
                                         ============         ===========            =========                ========


The accompanying notes are an integral part of this statement.  See Accountant's
                                    Report.

                        TRANSCOMMUNITY BANKSHARES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
                FOR THE THREE MONTHS ENDED MARCH 31, 2001, AND
                     FROM INCEPTION TO MARCH 31, 2001, AND
                      FROM INCEPTION TO DECEMBER 31, 2000
                                  (UNAUDITED)



                                                                Three Months             Inception to           Inception to
                                                                    Ended              March 31, 2001           December 31,
                                                                  March 31, 2001                                   2000

Cash Flows from Operating Activities:
     Net loss                                                   $  (98,795)            $    (135,870)           $  (37,075)
     Adjustments to reconcile net income to net cash
       used in operating activities:
       Net change in:
           Accrued expenses and other liabilities                   30,232                    30,232                     -
                                                                ----------             -------------            ----------

     Net Cash Used in Operating Activities                         (68,563)                 (105,638)              (37,075)
                                                                ----------             -------------            ----------

Cash Flows from Financing Activities:
     Proceeds from common stock subscriptions                      100,000                   145,000                45,000
                                                                ----------             -------------            ----------

     Net Cash Provided by Financing Activities                     100,000                   145,000                45,000
                                                                ----------             -------------            ----------

     Net increase in cash and cash equivalents                      31,437                    39,362                 7,925

Cash and Cash Equivalents, Beginning of Period                       7,925                         -                     -
                                                                ----------             -------------            ----------

Cash and Cash Equivalents, End of Period                        $   39,362             $      39,362            $   7,925
                                                                ==========             =============            ==========


The accompanying notes are an integral part of this statement.  See Accountant's
                                    Report.

                                TRANSCOMMUNITY BANKSHARES, INC.
                                NOTES TO FINANCIAL STATEMENTS
                                -----------------------------



NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Nature of Operations - TransCommunity Bankshares, Inc. ("TransCommunity") was organized and incorporated under the laws of the Commonwealth of Virginia in March, 2001, as a bank holding company headquartered in Powhatan, Virginia. TransCommunity plans to organize and establish two new independent community banks in the central Virginia area. Under a proposed plan of reorganization, Bank of Powhatan, N. A. is expected to become a wholly-owned subsidiary through a share-for-share exchange of common stock. The financial statements of TransCommunity includes transactions that were initiated by the organizers prior to the incorporation of TransCommunity.

       Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

       Income Taxes - Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

       Cash and Cash Equivalents - Cash and cash equivalents as used in the cash flow statements includes cash deposited in a checking account with Bank of Powhatan, N. A.


NOTE 2 INCOME TAXES:

          For income tax purposes, organization and startup costs will be capitalized and amortized over a period of five years, beginning on the date TransCommunity begins business. For financial statement purposes, TransCommunity expensed organization and startup costs of $37,075 for the year ended December 31, 2000, and $98,795 for the three months ended March 31, 2001. The different methods of accounting for organization and startup costs resulted in a net deferred tax asset (computed using the federal statutory rate of 34% and the state statutory rate of 6%) as follows:




                                                December 31,    March 31,
                                                    2000           2001

               Deferred tax asset               $  14,100      $  51,600
               Less:  Valuation allowance       (  14,100)     (  51,600)
                                                ---------      ---------

               Net deferred tax asset           $       0      $       0

               Total income taxes paid          $       0      $       0

                        TRANSCOMMUNITY BANKSHARES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------



NOTE 3 COMMON STOCK SUBSCRIBED:

       The current organizing group has contributed $45,000 at December 31, 2000, and $145,000 at March 31, 2001. The organizers' capital is available to pay organizational and offering expenses. The organizers will be issued 14,500 shares of stock for the funds contributed.


NOTE 4 DIVIDEND RESTRICTIONS:

       TransCommunity is not likely to declare any cash dividends for several years. TransCommunity's Board of Directors intends to follow a policy of retaining any earnings to provide funds to operate and expand the business of TransCommunity and its subsidiary banks for the foreseeable future. The future dividend policy of TransCommunity is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements, and general business conditions. TransCommunity's ability to distribute cash dividends will depend entirely upon the subsidiary banks' abilities to pay dividends to TransCommunity. As national banks, the subsidiary banks will be subject to legal limitations on the amount of dividends each is permitted to pay. Federal law prohibits national banks from paying dividends that would be greater than the bank's undivided profits after deducting statutory bad debt in excess of the bank's allowance for loan losses. Thus, each bank must recover any start-up losses before it may pay a dividend to TransCommunity.


NOTE 5 REGULATORY MATTERS:

       As a bank holding company, TransCommunity is subject to regulation under the Bank Holding Company Act of 1956 (as amended, the "BHCA") and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any additional bank or merge or consolidate with another bank holding company without the prior approval of the Federal Reserve.

       The earnings of TransCommunity's subsidiaries, and therefore TransCommunity's earnings, are affected by general economic conditions, management policies and legislative and governmental actions of various regulatory authorities, including the Federal Reserve, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation. In addition, federal law governs the activities in which the banks may engage, the investments they may make and limits the aggregate amount of loans that may be granted to one borrower to 15% of a bank's capital and surplus. Various consumer and compliance laws and regulations also affect the banks' operations.

                        TRANSCOMMUNITY BANKSHARES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 6 EMPLOYMENT AGREEMENTS:

       On March 13, 2001, the organizing directors of TransCommunity and Mr. William G. Wiley entered into an employment agreement for Mr. Wiley's services as chairman and chief executive officer providing for an annual salary of $118,500. On April 16, 2001, TransCommunity and Mr. Bruce Nolte entered into a three-year employment agreement for Mr. Nolte's services as president providing for an annual salary of $124,000. If Mr. Nolte's employment is terminated by TransCommunity without cause prior to the expiration of the three-year term, Mr. Nolte will receive one year's salary.

NOTE 7 RELATED PARTY TRANSACTIONS:

       Mr. Wiley, TransCommunity's Chairman and Chief Executive Officer and chairman of Bank of Powhatan, is also chief executive officer and majority shareholder of DPO Holdings, Inc. ("DPO"), a privately held consulting and management corporation. DPO has provided certain consulting services to TransCommunity's organizers and TransCommunity since its incorporation in connection with its organizational activities.

       The consulting relationship between DPO and the organizers has been fully disclosed to TransCommunity's Board of Directors. DPO was paid $37,000 in 2000 by TransCommunity's pre-incorporation organizers. In 2001, DPO has been paid $45,000 through March 31, 2001 for its services.

NOTE 8 STOCK OPTION PLAN:

       TransCommunity adopted a stock option plan on May 8, 2001, in order to reward employees and directors for services rendered and investment risks undertaken to date and to provide a benefit to employees and directors of TransCommunity and its subsidiaries. The plan's administrator is the Stock Option Committee which consists entirely of the non-employee directors of TransCommunity's Executive Committee. The plan will expire on May 7, 2011, unless sooner terminated by the Board of Directors. To date, options to acquire 45,575 shares have been awarded under the plan; these options have an exercise price of $10 per share and a term of ten years.

       The plan provides that options for up to 67,000 shares of TransCommunity's common stock may be issued to employees and directors under the plan. The exercise price may not be less than 100% of the fair market value of the shares on the award date. Unless the Stock Option Committee determines otherwise, one-third of an4 award to an employee becomes vested and exercisable on each of the first three anniversaries of the award date and may only be exercisable while the employee is employed by TransCommunity or its subsidiaries. Each award becomes vested and exercisable in the event of a change in control of TransCommunity. All options are subject to exercise or forfeiture if TransCommunity's capital falls below its minimum requirements, as determined by its state or federal primary regulator, and TransCommunity's primary federal regulator so directs.

[LOGO]  S.B. HOOVER & COMPANY, L.L.P.
        Certified Public Accountants
        ------------------------------------------------------------------------
        124 Newman Avenue.Harrisonburg, VA 22801.(540)434-6736.FAX (540)434-3097



                         INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Bank of Powhatan, N. A.
Powhatan, Virginia


We have audited the accompanying statement of financial condition of Bank of Powhatan, N. A. as of December 31, 2000, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Powhatan, N. A. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                             S. B. Hoover & Company, L.L.P.



January 29, 2001


Members of the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants

                            BANK OF POWHATAN, N. A.
                       STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 2000
                       ---------------------------------


ASSETS

Cash and due from banks                                         $   409,671
Federal funds sold                                                  474,204
                                                                -----------

  Total Cash and Cash Equivalents                                   883,875

Investment securities held to maturity (fair value of
  $6,361,520)                                                     6,363,060

Loans receivable                                                  2,994,995
  Allowance for loan losses                                         (38,000)
                                                                -----------

  Net Loans                                                       2,956,995

Bank premises and equipment, net                                    929,834
Federal Reserve Bank stock (restricted)                             201,300
Accrued interest receivable                                          16,666
Other assets                                                        210,370
                                                                -----------

  Total Assets                                                  $11,562,100
                                                                ===========

LIABILITIES

Deposits:
  Demand deposits:
     Noninterest bearing                                        $   769,963
     Interest bearing                                             1,417,177
  Savings deposits                                                  279,521
  Other time deposits                                             2,512,747
                                                                -----------

  Total Deposits                                                  4,979,408

Accrued interest payable                                             13,217
Accrued expenses and other liabilities                              148,698
                                                                -----------

  Total Liabilities                                               5,141,323
                                                                -----------


STOCKHOLDERS' EQUITY

Common stock - $2.50 par value; 5,000,000 shares authorized;
  670,836 shares issued and outstanding                           1,677,090
Paid-in-surplus                                                   4,936,918
Accumulated deficit                                                (193,231)
                                                                -----------

  Total Stockholders' Equity                                      6,420,777
                                                                -----------

  Total Liabilities and Stockholders' Equity                    $11,562,100
                                                                ===========


        The accompanying notes are an integral part of this statement.

                            BANK OF POWHATAN, N. A.
                              STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                     ------------------------------------


INTEREST AND DIVIDEND INCOME

  Loans, including fees                                     $     77,545
  Federal funds sold                                             132,789
  Debt securities                                                256,926
  Mutual funds                                                       766
  Dividends                                                        9,394
                                                            ------------

  Total Interest and Dividend Income                             477,420
                                                            ------------

INTEREST EXPENSE

  Deposits
     Demand                                                       11,911
     Savings                                                       4,034
     Time deposits below $100,000                                 12,302
     Time deposits above $100,000                                 12,665
  Other borrowed funds                                             1,972
  Less:  Interest capitalized                                     (6,858)
                                                            ------------

  Total Interest Expense                                          36,026
                                                            ------------

NET INTEREST INCOME                                              441,394

PROVISION FOR LOAN LOSSES                                         38,000
                                                            ------------

  Net Interest Income after Provision for Loan Losses            403,394
                                                            ------------

NONINTEREST INCOME
  Service charges                                                  4,619
  Fees and returned checks charges                                 5,846
                                                            ------------

  Total Noninterest Income                                        10,465
                                                            ------------

NONINTEREST EXPENSES
  Salaries, consulting and employee benefits                     296,854
  Occupancy expenses                                              48,092
  Equipment expenses                                              20,363
  Other operating expenses                                       196,006
                                                            ------------

  Total Noninterest Expenses                                     561,315
                                                            ------------

NET LOSS                                                    $   (147,456)
                                                            ============

  Net Loss Per Share                                        $      (0.22)
                                                            ============

  Weighted Average Shares of Common Stock                        670,543
                                                            ============


        The accompanying notes are an integral part of this statement.

                            BANK OF POWHATAN, N. A.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                     ------------------------------------



                                Shares of
                                 Common     Common    Paid in      Accumulated
                                 Stock*     Stock*    Surplus        Deficit       Total
Balance, December 31, 1999      661,606  $1,654,015  $4,867,693    $ (45,775)  $6,475,933

Stock Subscriptions Sold          9,230      23,075      69,225                    92,300

Net Loss                                                            (147,456)    (147,456)
                                -------  ----------  ----------    ---------   ----------

Balance, December 31, 2000      670,836  $1,677,090  $4,936,918    $(193,231)  $6,420,777
                                =======  ==========  ==========    =========   ==========


*Shares subscribed, at beginning of year



        The accompanying notes are an integral part of this statement.

                            BANK OF POWHATAN, N. A.
                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                     ------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $   (147,456)
  Adjustments to reconcile net loss to net
     cash provided by operating activities:
     Depreciation and software amortization                      40,741
     Provision for loan losses                                   38,000
     Write-down of cost to fair value, modular building          31,691
     Accretion income                                            (7,778)
     Net change in:
       Interest receivable                                      (16,666)
       Other assets                                             (30,814)
       Accrued interest payable                                  13,217
       Income tax payable                                        (1,162)
       Accrued expenses and other liabilities                    89,931
                                                           ------------

  Net Cash Provided by Operating Activities                       9,704
                                                           ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Sale of temporary investments held in escrow                  228,651
  Net increase in loans                                      (2,994,995)
  Purchase of investment securities                         (21,308,198)
  Purchase of Federal Reserve Bank stock                       (201,300)
  Proceeds from maturities of investment securities          21,233,790
  Release of cash held in escrow account                         31,297
  Deposits on purchases of furnishings and equipment           (124,653)
  Payments for the purchase of property                        (837,840)
                                                           ------------

  Net Cash Used in Investing Activities                      (3,973,248)
                                                           ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from common stock subscriptions                       92,300
  Draw on line of credit                                         75,000
  Repayment of draws on line of credit                         (175,000)
  Net change in:
     Demand deposits                                          2,044,637
     Savings deposits                                           279,521
     Time deposits                                            2,512,747
                                                           ------------

  Net Cash Provided by Financing Activities                   4,829,205
                                                           ------------

  Net increase in cash and cash equivalents                     865,661

Cash and Cash Equivalents, Beginning of Year                     18,214
                                                           ------------

Cash and Cash Equivalents, End of Year                     $    883,875
                                                           ============

        The accompanying notes are an integral part of this statement.

                            BANK OF POWHATAN, N. A.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        Nature of Operations - Bank of Powhatan, N. A. (the Bank) was organized and incorporated as a National Bank on October 14, 1999. The Bank commenced operations on March 20, 2000, after receiving regulatory approval. As a nationally chartered bank, the Bank is subject to regulations by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Reserve Bank. The Bank provides general banking services to individuals, small and medium-size businesses and the professional community of Powhatan and Amelia Counties and surrounding areas. In prior years the Bank was in the development stage.

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. A material estimate that is particularly susceptible to significant changes is the determination of the allowance for loan losses, which is sensitive to changes in local economic conditions.

        Investment Securities - Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity and carried at amortized historical cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the effective interest method over the period to maturity. Securities not intended to be held to maturity are classified as available for sale and carried at fair value.

        Loans and Allowance for Loan Losses - Loans are carried on the balance sheet net of the allowance for loan losses. Interest income on loans is based generally on the daily amount of principal outstanding. The accrual of interest on impaired loans is discontinued when, in the opinion of management, the interest income recognized will not be collected. Loan fees and costs are included in income or expense when received or incurred.

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance for loan losses is evaluated on a regular basis by management. It is based upon management's periodic review of the collectibility of the loans, industry historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective, since it requires estimates that are susceptible to significant revisions as more information becomes available.

        Bank Premises and Equipment - Land, buildings and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

        Advertising Cost - Advertising costs are expensed in the period incurred.

        Income Taxes - Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

        Cash and Cash Equivalents - Cash and cash equivalents as used in the cash flow statements includes cash and due from banks and federal funds sold.

                            BANK OF POWHATAN, N.A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 2  DEPOSITS IN AND FEDERAL FUNDS SOLD TO BANKS:

               The Bank had cash on deposit and federal funds sold to other commercial banks amounting to $815,273 at December 31, 2000. Deposit amounts at other commercial banks may, at times, exceed federally insured limits.


NOTE 3  INVESTMENTS SECURITIES:

        The amortized cost and fair values of securities at December 31, 2000, are as follows:

                                             Gross        Gross
                               Amortized   Unrealized  Unrealized     Fair
                                  Cost       Gains       Losses       Value
       U.S. Agency discount
          notes                $5,863,060  $      188  $   (1,723)  $5,861,525
       U.S. Agency notes          500,000                      (5)     499,995
                               ----------  ----------  ----------   ----------

          Total Investment
            Securities         $6,363,060  $      188  $   (1,728)  $6,361,520
                               ==========  ==========  ==========   ==========

       The amortized cost and fair value of investment securities at December 31, 2000, by contractual maturity, are shown in the following schedule. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Amortized Cost  Fair Value

       Securities Held to Maturity:
          Due in one year or less                    $5,863,060    $5,861,525
          Due after one year through five years         500,000       499,995
                                                     ----------    ----------

          Total Investment Securities                $6,363,060    $6,361,520
                                                     ==========    ==========

       There were no securities classified as available for sale at December 31, 2000.

       As a nationally chartered bank, the Bank is required to hold stock in the Federal Reserve Bank. The investment in Federal Reserve Bank stock is recorded at cost of $201,300.

                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------

NOTE 4  LOANS:

        Loans receivable outstanding at December 31, 2000, are summarized as follows:

       Loans secured by deeds of trust on real estate:

          Construction and land development                                                   $  156,111
          1 - 4 family residential properties                                                    684,679
          Non-farm non-residential properties                                                    545,415
          Junior liens                                                                            33,293
       Commercial and industrial loans                                                           266,451
       Loans to individuals for household, family and
          other personal expenditures                                                          1,309,046
                                                                                              ----------
                                                                                               2,994,995
          Allowance for loan losses                                                               38,000
                                                                                              ----------
          Loans Receivable                                                                    $2,956,995
                                                                                              ==========


NOTE 5  ALLOWANCE FOR LOAN LOSSES:

        Management has established an allowance for loan losses of $38,000 (1.27% of loans) at December 31, 2000. During the year 2000, the Bank had no charge offs or recoveries.


NOTE 6  BANK PREMISES AND EQUIPMENT:

        Bank premises and equipment at December 31, are summarized as follows:

       Land                                                            $204,611
       Land improvements                                                 51,226
       Modular building and improvements                                 45,734
       Furniture and equipment                                          153,140
       Vehicle                                                           17,168
       Computer software                                                 73,414
       Construction in progress                                         425,282
                                                                       --------

                                                                        970,575
          Less accumulated depreciation                                 (40,741)
                                                                       --------

          Bank Premises and Equipment                                  $929,834
                                                                       ========


                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 6  BANK PREMISES AND EQUIPMENT (CONTINUED):

        Depreciation expense for 2000 was $21,706 and expense for amortization of software was $19,035.


        The modular building is being used as a temporary office until the permanent bank building has been completed. The Bank expects to sell this modular building for its net book value after the move to the new building. The cost of placing the modular building in service ($31,691), is not expected to be recoverable upon its sale. Therefore, this cost has been expensed. The expense is reported on the Statement of Income under the caption noninterest expenses, occupancy expense.

        The permanent bank building is currently under construction. The contract price for construction of the building is $731,408; the amount completed on this contract at December 31, 2000, is $350,642. Production period interest of $6,858 has been included in the construction in progress balance.

        At December 31, 2000, deposits totaling $124,653 had been made on purchase contracts for various furniture, fixtures and equipment to furnish the new building. The sum of total contract prices on these purchase commitments at December 31, 2000, is $323,744.

NOTE 7  DEPOSITS:

        The aggregate amount of time deposits with a minimum denomination of $100,000 was $837,045 at December 31, 2000.

        At December 31, 2000, the scheduled maturities of certificates of deposit are as follows:

        Less than one year                   $2,463,282
        Over one year through three years        43,267
        Over three years                          6,198
                                             ----------

           Total                             $2,512,747
                                             ==========

NOTE 8  CAPITAL STOCK:

        The Bank has common stock authorized of 5,000,000 shares. As of December 31, 1999, the Bank had received subscriptions for 661,606 shares of common stock. Additional subscriptions for 9,230 shares were received in January of 2000, and common stock certificates for 670,836 shares of common stock were issued effective March 30, 2000.

        The Bank has the authority under its Articles of Association to issue 2,000,000 shares of preferred stock at a par value of $2.50 per share. No shares of preferred stock have been issued as of December 31, 2000, and no such issue is planned as of January 29, 2001.

                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------

NOTE 9  INCOME TAXES:

        The components of income tax expense are as follows:

        Current benefit                                                $(36,319)
        Deferred expense                                                 36,319
                                                                       --------

           Net Federal Income Tax Expense                              $     --
                                                                       ========

        The deferred tax effects of temporary differences are as follows:

        Provision for loan losses                                      $ (9,756)
        Organization and start-up costs capitalized                     (17,694)
        Amortization of organization and start-up costs                  16,829
        Realized accretion of bond discount                             (10,639)
        Depreciation                                                      4,670
        Accrual to cash adjustment                                        3,692
        Charitable contribution carryover                                  (514)
        Increase in valuation allowance                                  49,731
                                                                       --------

        Deferred Income Tax Expense                                    $ 36,319
                                                                       ========


        For the year ended December 31, 2000, the Bank has a net operating loss
        (NOL) of $106,433 for tax purposes. The entire NOL can be carried back to the prior two tax years to recover $36,291 of taxes paid for 1998 and 1999. The deferred tax benefit recognized, at December 31, 2000, has been limited to $18,612, the amount recoverable from future net operating losses carrybacks. At this time there is insufficient evidence to conclude that the bank will produce taxable income in the future against which the deductible temporary differences can be utilized.

        Currently, the Bank uses the cash basis of accounting for income tax purposes. The Bank will be required to change to the accrual method when the three-year average of its gross receipts exceeds $5,000,000.

                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 9   INCOME TAXES (CONTINUED):

         The components of the net deferred tax asset at December 31, 2000, are as follows:

       Deferred tax assets:
          Allowance for loan losses                                   $  9,756
          Deferred organization costs, net of amortization              18,091
          Deferred start-up expenses, net of amortization               77,276
          Charitable contribution carryover                                514
                                                                      --------

          Total Deferred Tax Asset                                     105,637
          Less:  Valuation allowance                                   (78,663)
                                                                      --------

                                                                        26,974
                                                                      --------

       Deferred tax liabilities:
          Depreciation                                                   4,670
          Net accrual to cash adjustment                                 3,692
                                                                      --------

                                                                         8,362
                                                                      --------

          Net Deferred Tax Asset                                      $ 18,612
                                                                      ========

         The following table summarizes the differences between the actual income tax expense and the amounts computed using the federal statutory tax rates:

         Income tax benefit at the applicable federal rate            $ 50,135
         Increase in valuation allowance for deferred taxes            (49,731)
         Other                                                            (404)
                                                                      --------
            Income Tax Expense                                        $     -0-
                                                                      ========


NOTE 10  RELATED PARTY TRANSACTIONS:

         The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties). All such transactions have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Loans to related parties amounted to $172,225 at December 31, 2000. During 2000, total principal additions were $175,000 and total principal payments were $2,775.

         The Chairman of the Board of Directors was paid consulting fees of $53,000 during a period of six months during which he was acting as the Bank's president and chief executive officer.

                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 11  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

         In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheet.

         Financial instruments whose contract amount represents credit risk were as follows:

         Commitments to extend credit          $   958,480
         Standby letters of credit                  23,163

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

NOTE 12  CONCENTRATION OF CREDIT RISK:

         Most of the Bank's loans are made to customers in the Bank's trade area. Accordingly, the ultimate collectibility of the Bank's loan portfolio is susceptible to changes in local economic conditions. Note 4 reports the types of loans made by the Bank. Collateral required by the Bank is determined on an individual basis depending on the nature of the loan and the financial condition of the borrower. The Bank does not have any significant concentrations in any one industry or customer.

                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 13  STATEMENT OF CASH FLOWS:

         Supplemental disclosure of cash paid during the year for:

            Interest                                                 $  22,809
            Federal income taxes                                         1,162
            Non-cash financing and investing transactions:
            Accounts payable for building construction in progress 142,838 Prior year deposits utilized for current year
                acquisitions of modular building and software           12,926

NOTE 14  SUBSEQUENT EVENTS:

         In December 2000, the Bank formed a subsidiary, MSM Acquisition Co., a Virginia corporation (MSM). On January 4, 2001, MSM purchased substantially all the assets of Main Street Mortgage and Investment Corporation, a mortgage brokerage business operating in the metropolitan Richmond and Lynchburg, Virginia areas. In addition to a cash payment of $231,176, MSM issued a non-interest-bearing note payable for $115,588 due January 4, 2002. MSM also issued a non-interest-bearing note payable for $115,588 due on or after January 30, 2003, contingent upon having earned a certain cumulative profit from operation of the business. MSM accepted the assignment of liabilities and obligations under certain contracts and leases.

         As part of the closing agreements, the subsidiary entered into an employment agreement with the shareholder of the selling corporation as MSM's president and chief executive officer for an initial term ending on December 31, 2005. The employment agreement includes an obligation to pay a bonus to the president if certain profit objectives are met. MSM may terminate the employment contract without cause upon giving the president thirty days written notice and the payment of $60,000.

         The Bank granted a three-year, $200,000 line of credit to MSM. Amounts outstanding on the line of credit bear interest at 9.5% per annum, with interest payable quarterly.


NOTE 15  REGULATORY MATTERS:

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. If the Bank fails to meet minimum capital requirements federal regulators can initiate certain mandatory, and possible additional discretionary actions. If such actions are undertaken, they could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 15  REGULATORY MATTERS (CONTINUED):

         Banking laws and regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Under that limitation, no dividends may be paid while there is an accumulated deficit.

         Quantitative measures are established by bank regulations to ensure capital adequacy. The Bank is required to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). At December 31, 2000, the Bank's capital significantly exceeds the amount required for a well-capitalized de novo bank.

         As of June 30, 2000, the most recent date of notification, the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios. There are no conditions or events since the notification that management believes have changed the Bank's category.


NOTE 16  EMPLOYMENT AGREEMENT:

         The Bank has entered into an employment agreement for a term of one year with the Bank's president, James F. Keller. Under this agreement, which was entered into November 28, 2000, Mr. Keller will receive an annual salary of not less than $80,000. The agreement includes severance provisions requiring the Bank to pay Mr. Keller one year's salary should he be terminated without cause prior to twelve months of service.


NOTE 17  FAIR VALUE OF FINANCIAL INSTRUMENTS:

         All financial instruments held by the Bank at December 31, 2000, originated in 2000. There is no significant difference between the carrying value of the Bank's financial instruments and their fair value.

NOTE 18  OTHER COMMITMENTS:

         The Bank entered into an agreement with FiServ Solutions, Inc., a data processing services company, to provide certain account processing services. The agreement, dated July 13, 2000, is for an initial period of sixty months. Unless written notice of non-renewal is provided by either party at least 180 days before expiration of any term, the agreement shall automatically renew for a period of five years. At this time an estimated monthly fee of $4,600 is due in advance of services to be provided.

                            BANK OF POWHATAN, N. A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


NOTE 19  OTHER OPERATING EXPENSES:

         Other operating expenses include the following:

         Advertising and public relations                     $ 13,962
         Amortization of computer software                      19,037
         Charitable contributions                                1,512
         Data processing fees                                   32,954
         Directors' and officers' liability insurance            6,237
         Legal and accounting fees                              31,341
         Miscellaneous                                           4,976
         OCC assessment                                          4,252
         Other insurance                                         4,619
         Postage and freight                                     7,591
         Stationery and supplies                                26,834
         Stock certificates and shareholder communications       9,556
         Subscriptions and membership dues                       7,372
         Telephone                                               5,525
         Training and personnel development                      9,940
         Travel, meals and entertainment                         5,981
         Various services                                        4,317
                                                              --------

                                                              $196,006
                                                              ========

[LOGO]   S.B. HOOVER & COMPANY, L.L.P.
         Certified Public Accountants
         -----------------------------------------------------------------------
         124 Newman Avenue.Harrisonburg, VA 22801.(540)434-6736.FAX(540)434-3097



                        INDEPENDENT ACCOUNTANTS' REPORT



To the Board of Directors
Bank of Powhatan, N. A.
Powhatan, VA  23139


We have reviewed the accompanying consolidated statement of condition of Bank of Powhatan, N. A. as of March 31, 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the three month periods ended March 31, 2001 and 2000. All information included in these financial statements is the representation of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of inquiries of Company personnel responsible for financial and accounting matters and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The consolidated statement of condition for the year ended December 31, 2000, was audited by us and we expressed an unqualified opinion on it in our report dated January 29, 2001, but we have not performed any auditing procedures since that date.

                                              S. B. Hoover & Company, L.L.P.



May 7, 2001




  Members of the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants

                             BANK OF POWHATAN, N.A.
                      CONSOLIDATED STATEMENTS OF CONDITION
                      MARCH 31, 2001 AND DECEMBER 31, 2000


                                                                             3/31/01             12/31/00
                                                                             -------             --------
                                                                           (Unaudited)            Audited
               Assets

      Cash and due from banks                                           $     551,304        $    409,671
      Federal funds sold                                                      408,000             474,204
                                                                        -------------        ------------

           Total Cash and Cash Equivalents                                    959,304             883,875

      Securities held to maturity                                           7,761,304           6,363,060
      Loans, net of allowance for loan losses
           of $82,128 at March 31, 2001 and $38,000 at
           December 31, 2000                                                6,285,036           2,956,995
      Bank premises and equipment net                                       1,402,447             929,834
      Federal Reserve Bank stock (restricted)                                 201,300             201,300
      Other assets                                                            677,795             227,036
                                                                        -------------        ------------

           Total Assets                                                 $  17,287,186        $ 11,562,100
                                                                        =============        ============


            Liabilities
      Deposits
         Demand Deposits:
           Noninterest bearing                                           $  1,532,232          $  769,963
           Interest bearing                                                 1,603,558           1,417,177
         Savings deposits                                                     443,669             279,521
         Other time deposits                                                7,209,573           2,512,747
                                                                         -------------        ------------
           Total Deposits                                                  10,789,032           4,979,408

         Accrued interest payable                                              46,780              13,217
         Note payable                                                         106,044
         Accrued expenses and other liabilities                                45,468             148,698
                                                                        -------------        ------------
          Total Liabilities                                                10,987,324           5,141,323
                                                                        -------------        ------------


              Stockholders' Equity:

      Common stock - $2.50 par value; 5,000,000 shares authorized;
           670,836 shares issued and outstanding                            1,677,090           1,677,090
      Paid in surplus                                                       4,936,918           4,936,918
      Accumulated deficit                                                    (314,146)           (193,231)
                                                                        -------------        ------------

           Total Stockholders' Equity                                       6,299,862           6,420,777
                                                                        -------------        ------------

           Total Liabilities and Stockholders' Equity                   $  17,287,186        $ 11,562,100
                                                                        =============        ============

                             BANK OF POWHATAN, N.A.
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2001, AND 2000
                                   (UNAUDITED)


                                                               03/31/01              03/31/00
                                                           --------------         -------------
Interest Income
      Loans                                                $      131,279         $           -
      Federal funds sold                                           51,221                 3,589
      Other investments                                            58,633                83,106
                                                           --------------         -------------

      Total Interest Income                                       241,133                86,695
                                                           --------------         -------------
Interest Expense
     Interest on deposits                                          94,590                   137
     Interest on other borrowed funds                                   -                 1,972
                                                           --------------         -------------

      Total Interest Expense                                       94,590                 2,109
                                                           --------------         -------------

Net Interest Income                                               146,543                84,586

Provision for Loan Losses                                          44,128                     -
                                                           --------------         -------------

Net Interest Income after Provision for Loan Losses               102,415                84,586
                                                           --------------         -------------

Noninterest Income
      Service charges, fees and commissions                       120,257                    12
      Other operating income                                        7,570                     -
                                                           --------------         -------------

      Total Noninterest Income                                    127,827                    12
                                                           --------------         -------------

Noninterest Expense
      Salaries and employee benefits                              228,957                45,554
      Occupancy expenses                                           13,959                 2,330
      Other operating expenses                                    108,241                24,248
                                                           --------------         -------------

      Total Noninterest Expense                                   351,157                72,132
                                                           --------------         -------------

Income (Loss) before Income Taxes                                (120,915)               12,466

Income Tax Expense                                                       -                    -
                                                           ---------------        -------------

Net Income (Loss)                                          $     (120,915)        $      12,466
                                                           ==============         =============

      Net Income (Loss) per Share                          $        (0.18)        $        0.02
                                                           ==============         =============


      Weighted Average Shares Outstanding                         670,836               669,659

                            BANK OF POWHATAN, N.A.
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                  (UNAUDITED)

                                         Shares of
                                          Common          Common             Paid in          Accumulated
                                          Stock           Stock              Surplus           Deficit              Total
                                        ----------      ------------       ------------      -------------       ------------
Balance, December 31, 2000                670,836        $ 1,677,090        $ 4,936,918        $ (193,231)        $ 6,420,777

Net Income                                                                                       (120,915)           (120,915)
                                         --------       ------------       ------------       -----------        ------------

Balance March 31, 2001                    670,836        $ 1,677,090        $ 4,936,918        $ (314,146)        $ 6,299,862
                                         ========       ============       ============       ===========        ============


Balance, December 31, 1999                661,606        $ 1,654,015        $ 4,867,693        $  (45,775)        $ 6,475,933

Stock Subscriptions Sold                    9,230             23,075             69,225                           $    92,300

Net Income                                                                                         12,466              12,466
                                         --------       ------------       ------------       -----------        ------------

Balance March 31, 2000                    670,836        $ 1,677,090        $ 4,936,918        $  (33,309)        $ 6,580,699
                                         ========       ============       ============       ===========        ============

      The accompanying notes are an integral part of these statements.

                            BANK OF POWHATAN, N.A.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                  (UNAUDITED)

                                                                                           March 31,
                                                                                 2001                       2000
                                                                           ---------------            ---------------
Operating Activities:
  Net income (Loss)                                                        $   (120,915)              $      12,466
  Adjustments to reconcile net income (loss) to net
   cash used in operating activities:
    Provision for loan losses                                                    44,128
    Accretion income                                                             37,505                      16,508
    Depreciation                                                                 11,107
    Net change in:
     Other assets                                                              (151,043)                    (21,339)
     Interest payable                                                                                           132
     Income tax payable                                                                                      (1,162)
     Accrued expenses and other liabilities                                     (69,668)                    (24,303)
                                                                           ------------               -------------

  Net Cash Used in Operating Activities                                        (248,886)                    (17,698)
                                                                           ------------               -------------

Investing Activities:
  Sale of temporary investments held in escrow                                                              202,833
  Purchase of investment securities                                          (1,398,244)                 (6,000,205)
  Purchase of Federal Reserve Bank Stock                                              -                    (201,300)
  Net change in loans                                                        (3,372,169)
  Proceeds from maturities of investment securities                                                       6,080,888
  Purchase of Main Street Mortgage Company                                     (231,176)
  Release of cash held in escrow account                                                                     31,297
  Payments for the purchase of property                                        (483,720)                    (80,096)
                                                                           ------------               -------------

  Net Cash Provided by (Used in) Investing Activities                        (5,485,309)                     33,417
                                                                           ------------               -------------

Financing Activities:
  Proceeds from common stock subscription                                                                    92,300
  Draw on line of credit                                                                                     75,000
  Repayment of draws on line of credit                                                                     (175,000)
  Net change in:
    Demand deposits                                                             948,650                     132,600
    Savings deposits                                                            164,148                       7,645
    Time deposits                                                             4,696,826                      69,533
                                                                           ------------               -------------

  Net Cash Provided by Financing Activities                                   5,809,624                     202,078
                                                                           ------------               -------------

Net Increase in Cash and Cash Equivalents                                        75,429                     217,797

Cash and Cash Equivalents, Beginning of Period                                  883,875                      18,214
                                                                           ------------               -------------

Cash and Cash Equivalents, End of Period                                   $    959,304               $     236,011
                                                                           ============               =============

Supplemental Information:
  Interest paid                                                            $     61,027               $       1,977
  Non-cash transaction:
   Note payable issued as part of the purchase of Main Street Mortgage
    and Investment Corporation                                                  115,588                      76,403
   Acquisition of modular building using deposit and accounts payable

       The accompanying notes are an integral part of these statements.

                            BANK OF POWHATAN, N.A.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1   ACCOUNTING PRINCIPLES:

              The financial statements conform to generally accepted accounting principles and to general industry practices. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of March 31, 2001, and the results of operations for the three month period ended March 31, 2001 and 2000. The notes included herein should be read in conjunction with the notes to financial statements included in the 2000 annual report to stockholders of the Bank of Powhatan, N.A.

              The Company does not expect the anticipated adoption of any newly issued accounting standards to have a material impact on future operations or financial position.

         Consolidation Policy

              The consolidated financial statements include the Company and Main Street Mortgage Company, which is a wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.


NOTE 2   SECURITIES HELD TO MATURITY:

              At March 31, 2001 securities held to maturity consisted of U.S. Treasury bills and other short-term investments. The fair value of the investments approximates their cost.


NOTE 3   ALLOWANCE FOR LOAN LOSSES:

              Transactions in the Bank's allowance for loan losses are shown in the following schedule:


                                            For the Three Months Ended
                                              March 31,     March 31,
                                               2001          2000
                                               ----          ----

         Balance, beginning of period       $38,000         $
         Provision for loan losses           44,128
                                            -------         ---------

         Balance, End of Period             $82,128         $
                                            =======         =========

                           See Accountants' Report.

                            BANK OF POWHATAN, N.A.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4  COMMON STOCK:

        Effective March 30, 2000, the Bank issued 670,836 shares of common stock to shareholders. The Bank received total proceeds from the offering of $6,713,735. The proceeds were used to cover the cost of raising capital of $99,727 and net expenses through March 31, 2000 of $33,309. The remainder of the proceeds was used to purchase fixed assets and Federal Reserve Bank stock or invested in temporary investments.


NOTE 5  PURCHASE OF SUBSIDIARY:

        In December 2000, the Bank formed a subsidiary, MSM Acquisition Co., a Virginia corporation (MSM). On January 1, 2001, MSM purchased substantially all the assets of Main Street Mortgage and Investment Corporation, a mortgage brokerage business operating in the metropolitan Richmond and Lynchburg, Virginia areas. In addition to a cash payment of $231,176, MSM issued a non-interest-bearing note payable for $115,588 due January 4, 2002. MSM also issued a non-interest-bearing note payable for $115,588 due on or after January 30, 2003, contingent upon having earned a certain cumulative profit from operation of the business. MSM accepted the assignment of liabilities and obligations under certain contracts and leases.

[LOGO]  S.B. HOOVER & COMPANY, L.L.P.
        Certified Public Accountants
        ------------------------------------------------------------------------
        124 Newman Avenue.Harrisonburg, VA 22801.(540)434-6736FAX.(540)434-3097



                        INDEPENDENT ACCOUNTANTS' REPORT



To Board of Directors and Stockholders
TransCommunity Bankshares, Inc.
Powhatan, Virginia


     The accompanying proforma consolidated statements of financial condition of TransCommunity Bankshares, Inc. ("TransCommunity") and subsidiaries as of March 31, 2001 and December 31, 2000, and the related consolidated statements of income and stockholders' equity for the periods then ended were not audited by us and, accordingly, we do not express an opinion of them.

     The objective of this proforma financial information is to show what the signficiant effects on the historical financial information might have been if the plan of reorganization, whereby Bank of Powhatan, N.A. is proposed to become a wholly-owned subsidiary of TransCommunity on a share for share exchange of common stock, had been effective at inception. However, the proforma consolidated financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above mentioned transactions actually occurred earlier.

     This report is intended solely for the information and use of potential investors and is not intended to be and should not be used by anyone other than these specified parties.


                                                S. B. Hoover & Company, L.L.P.



June 19, 2001



  Members of the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants

                        TRANSCOMMUNITY BANKSHARES, INC.
           PRO FORMA CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                     MARCH 31, 2001, AND DECEMBER 31, 2000
                                  (UNAUDITED)

                                                                                              March 31,             December 31,
                                                                                                2001                    2000
Assets:
    Cash and due from banks                                                                    $   551,304          $   409,671
     Federal funds sold                                                                            408,000              474,204
                                                                                               -----------          -----------
        Total cash and cash equivalents                                                            959,304              883,875


     Securities held to maturity                                                                 7,761,304            6,363,060
     Loans, net of allowance of $38,000 at 12/31/00 and
        $82,128 at 3/31/01                                                                       6,285,036            2,956,995
     Bank premises and equipment, net                                                            1,402,447              929,834
     Federal Reserve stock (restricted)                                                            201,300              201,300
     Intangibles value                                                                             297,220                    -
     Other assets                                                                                  380,575              227,036
                                                                                               -----------          -----------

         Total Assets                                                                          $17,287,186          $11,562,100
                                                                                               ===========          ===========

Liabilities:
     Deposits                                                                                  $10,749,670          $ 4,971,483
     Note payable                                                                                  106,044                    -
     Accrued interest payable                                                                       46,780               13,217
     Accrued expenses and other liabilities                                                         75,700              148,698
                                                                                               -----------          -----------
         Total Liabilities                                                                      10,978,194            5,133,398
                                                                                               -----------          -----------

Stockholders' Equity:

     Common stock -$0.01 par value; 5,000,000 shares
     authorized;
         675,336 shares issued and outstanding at                                                    6,853                6,753
         December 31, 2000
         685,336 issued and outstanding at March 31, 2001
     Paid in surplus                                                                             6,752,155            6,652,255
     Accumulated deficit                                                                          (450,016)            (230,306)
                                                                                               -----------          -----------
         Total Stockholders' Equity                                                              6,308,992            6,428,702
                                                                                               -----------          -----------


         Total Liabilities and Stockholders' Equity                                            $17,287,186          $11,562,100
                                                                                               ===========          ===========

        See summary of significant assumptions and accountant's report.

                        TRANSCOMMUNITY BANKSHRES, INC.
           PRO FORMA CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  THE THREE MONTHS ENDED MARCH 31, 2001, AND
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (UNAUDITED)

                                                                               Three Months                Year Ended
                                                                                  Ended                    December 31,
                                                                              March 31, 2001                  2000
Interest and Dividend Income
    Loans, including fees                                                          $ 131,279                 $  77,545
    Federal funds sold                                                                51,221                   132,789
    Other investments                                                                 58,633                   267,086
                                                                                   ---------                 ---------

    Total Interest and Dividends Income                                              241,133                   477,420
Interest Expense                                                                      94,590                    36,026
                                                                                   ---------                 ---------

Net Interest Income                                                                  146,543                   441,394

Provision for Loan Losses                                                             44,128                    38,000
                                                                                   ---------                 ---------
Net Interest Income after Provision for Loan Losses                                  102,415                   403,394
                                                                                   ---------                 ---------

Noninterest Income
      Service charges, fees and commissions                                          120,257                    10,465
      Other operating income                                                           7,570                         -
                                                                                   ---------                 ---------
      Total Noninterest Income                                                       127,827                    10,465
                                                                                   ---------                 ---------

Noninterest Expense
      Salaries and employee benefits                                                 228,957                   296,854
      Consulting and legal                                                            96,088                    37,000
      Occupancy expenses                                                              13,959                    48,092
      Other operating expenses                                                       110,948                   216,444
                                                                                   ---------                 ---------

      Total Noninterest Expense                                                      449,952                   598,390
                                                                                   ---------                 ---------

Net Loss                                                                           $(219,710)                $(184,531)
                                                                                   =========                 =========

Net Loss per Share                                                                 $   (0.32)                $   (0.27)



Weighted Average Shares Outstanding                                                  685,336                   671,267

        See summary of significant assumptions and accountant's report.

                        TRANSCOMMUNITY BANKSHARES, INC.
           PRO FORMA CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  THE THREE MONTHS ENDED MARCH 31, 2001, AND
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)

                                      Shares of
                                       Common              Common               Paid in           Accumulated
                                       Stock*              Stock*               Surplus             Deficit              Total
Balance, December 31, 1999             661,606          $ 1,654,015          $4,867,693           $ (45,775)         $6,475,933

Proforma exchange of bank
   stock for TransCommunity
   stock at inception                                    (1,647,399)          1,647,399                                       0
                                       -------          -----------          ----------           --------           ----------

Balance December 31, 1999,
   as adjusted                         661,606                6,616           6,515,092             (45,775)          6,475,933

Stock Subscriptions Sold:
   Bank of Powhatan                      9,230                   92              92,208                                  92,300
   Transcommunity                        4,500                   45              44,955                                  45,000

Net Loss                                                                                           (184,531)           (184,531)
                                       -------          -----------          ----------           --------           ----------
Balance, December 31, 2000             675,336          $     6,753          $6,652,255           $(230,306)         $6,428,702

Stock Subscriptions Sold                10,000                  100              99,900                                 100,000

Net Loss                                                                                           (219,710)           (219,710)
                                       -------          -----------          ----------       -------------          ----------

Balance, March 31, 2001                685,336          $     6,853          $6,752,155           $(450,016)         $6,308,992
                                       =======          ===========          ==========       =============          ==========

*Shares subscribed, at December 31, 1999

        See summary of significant assumptions and accountant's report.

                        TRANSCOMMUNITY BANKSHARES, INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
             ----------------------------------------------------



NOTE 1  SUMMARY OF SIGNIFICANT ASSUMPTIONS:

         Bank of Powhatan, N.A. (the Bank) held subscriptions for 661,606 shares of its stock on December 31, 1999, and received subscriptions for another 9,230 shares during January, 2000. The Bank issued 670,836 shares of common stock to its shareholders effective March 30, 2000. These pro forma financial statements assume that all the Bank's stock was exchanged for shares of TransCommunity's stock since inception and that TransCommunity's stock was issued at $10 per share, with par value of $0.01 per share.

         The consolidated financial statements include TransCommunity and the Bank of Powhatan, N.A., which is assumed to be a wholly-owned subsidiary.

         Cash deposited in the Bank by TransCommunity of $39,362 at March 31, 2001 and $7,925 at December 31, 2000 was eliminated in consolidation. There are no other inter-company accounts or transactions.

NOTE 2   HISTORICAL FINANCIAL STATEMENTS:

         These pro forma financial statements should be read in conjunction with the notes to the historical financial statements of TransCommunity and The Bank of Powhatan, N. A. included in the index to financial statements in page F-1.


NOTE 3   INTANGIBLES VALUE:

         In December, 2000, the Bank of Powhatan, N.A. formed a subsidiary, MSM Acquisition Co., a Virginia corporation (MSM). On January 1, 2001, MSM purchased substantially all the assets of Main Street Mortgage and Investment Corporation, a mortgage brokerage business operating in the metropolitan Richmond and Lynchburg, Virginia areas. The excess of the purchase price over the fair value of the recorded assets acquired was $297,220.

                                                                       Exhibit A

                    TransCommunity Bankshares Incorporated

                            SUBSCRIPTION AGREEMENT

          Subject to the terms of the offering of 1,500,000 shares of common stock of TransCommunity Bankshares Incorporated ("TransCommunity") described in TransCommunity's prospectus dated _____________, 2001, (the "Prospectus"), I hereby subscribe for the number of shares (not less than 100) of common stock of TransCommunity set forth below for a purchase price of $10 per share. Enclosed with this Subscription Agreement is my check made payable to "TransCommunity Bankshares Incorporated" in an amount equal to $10 per share for the shares for which I have subscribed.

          I understand that my subscription is subject to acceptance by TransCommunity and to the additional terms described in the Prospectus. I understand that TransCommunity, in its sole discretion, may reject my subscription in whole or in part and may allot to me a fewer number of shares than I have subscribed for.

          I certify that I have read the Prospectus and that I am relying upon no representations other than those set forth in the Prospectus. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me. I further understand and agree that my right to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of TransCommunity.

I HAVE READ AND UNDERSTAND THIS SUBSCRIPTION AGREEMENT.

_____________________________________     ____________________________________
Signature*                                Additional signature (if required)



_____________________________________     ____________________________________
Print name                                Print additional name (if required)



Date ________________________________

*If joint tenancy or joint tenant with the right of survivorship is desired, both names and signatures are required; if a corporation, this Subscription Agreement must be executed by its president; if a trust, by all trustees; if by a partnership, by any general partner.

                                 Please complete the reverse side.

                                 Accepted by:

                                 TRANSCOMMUNITY BANKSHARES INCORPORATED

By:___________________________                __________________
         Signature                                 Date

                                                                       Exhibit A

                            STOCK REGISTRATION FORM
                                 PLEASE PRINT

Shares subscribed:____________________________

Aggregate price ($10 per share): $___________________

________________________________________________________________________________
Name(s) in which stock is to be registered

________________________________________________________________________________
Home Address (Street or P.O. Box)

________________________________________________________________________________
City, State and Zip Code

________________________________________________________________________________
Daytime Phone          Evening Phone Taxpayer I.D. or Social Security Number

Legal form of ownership:
       ____ Individual            ____ Joint Tenants with Right of Survivorship
       ____ Tenants in Common     ____ Uniform Transfers to Minors
       ____ Other:  ___________________________________________________________

         Complete all blanks on this Subscription Agreement, make checks payable to "TransCommunity Bankshares Incorporated" and mail or deliver this Subscription Agreement and check to:

                    TransCommunity Bankshares Incorporated
                             2405 Anderson Highway
                           Powhatan, Virginia 23139

         Any questions concerning subscriptions or the offering may be directed to the above address or to (804) __________ (telephone) or (804) __________ (facsimile).

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

     The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages in excess of one dollar to the full extent permitted by Virginia law.

Item 25.  Other Expenses of Issuance and Distribution.

     The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

     SEC registration fee............................................  $  3,750
     Advertising.....................................................  $ 17,500*
     Printing and engraving expenses.................................  $ 40,000*
     Accounting fees and expenses....................................  $  5,000*
     Legal fees and expenses (other than Blue Sky)...................  $ 40,000*
     Blue sky fees and expenses (including legal and filing fees)....  $  2,500*
     Miscellaneous...................................................  $1 5,500*

       Total.........................................................  $124,250*
                                                                       ========

     *Estimated Amounts.

Item 26.  Recent Sales of Unregistered Securities.

(a)  Securities Issued or Substituted For.  The Registrant has not issued any
     ------------------------------------
unregistered securities prior to the filing of the registration statement. It has accepted subscriptions for the purchase of shares of common stock from eleven individuals for an aggregate subscription purchase price of $432,500. Eight of the eleven individuals who have subscribed are members of the board of directors of Registrant, one is a contemplated member of the Board, one is an executive officer but not a director of Registrant, and the other is an executive officer of Bank of Powhatan, N.A., which is proposed to become a wholly-owned subsidiary of Registrant upon consummation of the statutory share exchange which is the subject of the pending registration statement on Form S-4 (No. 333-61104), filed May 17, 2001.

(b)   Underwriters and Purchasers. No underwriter was involved in soliciting the
      ---------------------------
stock subscriptions.  See (a) above.

(c)   Consideration.  The stock subscriptions contemplate the purchase of shares
      -------------
of common stock of the Registrant solely for cash. An aggregate of $387,500 in stock subscriptions has been paid to Registrant (or to the preincorporation organizers of Registrant) as of the date hereof.

(d)   Exemption from Registration Claimed.  The Registrant is of the view that
      -----------------------------------
the solicitation and receipt of the stock subscriptions in the circumstances described was exempt from registration under the Securities Act of 1933 by virtue of the exemptions in sections 3(a)(11) and 4(2) of the Act in the circumstances described. The solicitation of stock subscriptions was not made through any general advertisement or solicitation, and the persons solicited were all residents of the State of Virginia who were known to the organizers of Registrant.

Item 27.  Exhibits.

      The following exhibits are filed as part of this Registration Statement:

2.1 Amended and Restated Agreement and Plan of Reorganization between TransCommunity Bankshares Incorporated and Bank of Powhatan, N.A., dated as of May 9, 2001, (Incorporated by reference from Appendix A to the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4, filed May 17, 2000).

3.1 Articles of Incorporation of TransCommunity (Incorporated by reference from Registrant's Exhibits 3.1 to the Registration Statement on Form S-4, filed May 17, 2001).

3.2   By-laws of TransCommunity (Incorporated by reference from Registrant's
      Exhibit 3.2 to the Registration Statement on Form S-4, filed May 17,
      2001).

4*    Form of Common Stock Certificate.

5*    Opinion of Troutman Sanders Mays & Valentine LLP.

10.2 Employment Agreement by and between organizing directors and William C. Wiley, dated March 13, 2001 (Incorporated by reference from Registrant's
      Exhibit 10.1 to the Registration Statement on Form S-4, filed May 17,
      2001).

10.2 Employment Agreement by and between TransCommunity Bankshares Incorporated and Bruce B. Nolte, dated April 16, 2001 (Incorporated by reference from Registrant's Exhibit 10.2 to the Registration Statement on Form S-4, filed May 17, 2001).

21*   Subsidiaries of the Registrant.

23.1  Consent of S.B. Hoover & Company, L.L.P.

23.2*  Consent of Troutman Sanders Mays & Valentine LLP (included in Exhibit 5).

24     Powers of Attorney (and included on signature page).

________________________

*      To be filed by amendment.


Item 28.    Undertakings.

(a)    The undersigned Registrant hereby undertakes to:

       (1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or a controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Powhatan, Virginia, on July 3, 2001.


                                   TRANSCOMMUNITY BANKSHARES INCORPORATED


                                   By: /s/ William C. Wiley
                                       --------------------------------------
                                       William C. Wiley
                                       Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William C. Wiley and Bruce B. Nolte as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                               Title                        Date
     ---------                               -----                        ----


/s/  William C. Wiley            Chairman and Chief Executive Officer    7/3/01
---------------------------      (Principal Executive Officer)
     William C. Wiley


/s/  Richard W. Mayhew           Chief Financial Officer                 7/3/01
---------------------------      (Principal Accounting Officer and
     Richard W. Mayhew           Principal Financial Officer)



/s/  William H. Abeloff          Director                                7/3/01
---------------------------
     William H. Abeloff

/s/   Thomas M. Crowder                Director                        7/3/01
-------------------------------
      Thomas M. Crowder


-------------------------------        Director                        ------
      Susan B. Hardwicke


*/s/  Julian C. Metts, Jr.             Director                        7/3/01
-------------------------------
      Julian C. Metts, Jr.


/s/   James L. Minter                  Director                        7/3/01
-------------------------------
      James L. Minter


/s/   George W. Rimler                 Director                        7/3/01
-------------------------------
      George W. Rimler


/s/   John J. Sponski                  Director                        7/3/01
-------------------------------
      John J. Sponski


*/s/  John C. Watkins                  Director                        7/3/01
-------------------------------
      John C. Watkins


/s/   Bruce B. Nolte                   Attorney-in-Fact                7/3/01
-------------------------------
      Bruce B. Nolte
      Attorney-in-Fact*

                                 EXHIBIT INDEX


Exhibit No.    Document
----------     --------

2.1 Amended and Restated Agreement and Plan of Reorganization between TransCommunity Bankshares Incorporated and Bank of Powhatan, N.A., dated as of May 9, 2001, (Incorporated by reference from Appendix A to the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4, filed May 17,
               2000).

3.1 Articles of Incorporation of TransCommunity (Incorporated by reference from Registrant's Exhibits 3.1 to the Registration Statement on Form S-4, filed May 17, 2001).

3.2 By-laws of TransCommunity (Incorporated by reference from Registrant's Exhibit 3.2 to the Registration Statement on Form S-4, filed May 17, 2001).

4*             Form of Common Stock Certificate.

5*             Opinion of Troutman Sanders Mays & Valentine LLP.

10.1 Employment Agreement by and between organizing directors and William C. Wiley, dated March 13, 2001 (Incorporated by reference from Registrant's Exhibit 10.1 to the Registration Statement on Form S-4, filed May 17, 2001).

10.2 Employment Agreement by and between TransCommunity Bankshares Incorporated and Bruce B. Nolte, dated April 16, 2001 (Incorporated by reference from Registrant's Exhibit 10.2 to the Registration Statement on Form S-4, filed May 17, 2001).

21*            Subsidiaries of the Registrant.

23.1           Consent of S.B. Hoover & Company, L.L.P.

23.2*          Consent of Troutman Sanders Mays & Valentine LLP (included in
               Exhibit 5).

24             Powers of Attorney (and included on signature page).

________________________

*  To be filed by amendment.